As filed with the Securities and Exchange Commission on August 13, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLY FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Ally Detroit Center

500 Woodward Ave., Floor 10

Detroit, Michigan 48226

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. DeBrunner

Ally Detroit Center

500 Woodward Ave.

Detroit, Michigan 48226

(866) 710-4623

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Jeffrey Belisle, Esq. Ally Detroit Center 500 Woodward Ave. Detroit, Michigan 48226 (866) 710-4623	John B. Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4077

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Ally Financial Inc.

Ally Financial Term Notes

Due from 9 Months to 30 Years from Date of Issue

Ally Financial Inc. may offer to sell its notes (“Ally Financial Term Notes”) from time to time. Ally has registered an indeterminate amount of Ally Financial Term Notes. The specific terms of each Ally Financial Term Note will be set prior to the time of sale and described in a pricing supplement to this prospectus. You should read this prospectus, including the documents incorporated by reference herein, and the applicable pricing supplement carefully before you invest.

•	The Ally Financial Term Notes will mature from 9 months to 30 years from date of issue, as specified in the applicable pricing supplement.

•	The Ally Financial Term Notes will rank as our senior or subordinated indebtedness, as specified in the applicable pricing supplement.

•	The Ally Financial Term Notes may be subject to redemption or repayment at our option or the option of the holder, as specified in the applicable pricing supplement.

•

The Ally Financial Term Notes will bear interest at either a fixed or floating rate, as specified in the applicable pricing supplement. The floating interest rate formula may be based on the Treasury Rate, the Prime Rate or such other base rate or interest rate formula as is specified in the applicable pricing supplement.

•

Interest on fixed rate Ally Financial Term Notes will be paid monthly, quarterly, semi-annually or annually or as otherwise specified in the applicable pricing supplement. Interest on floating rate Ally Financial Term Notes will be paid on dates specified in the applicable pricing supplement.

•	Unless otherwise specified in the applicable pricing supplement, the Ally Financial Term Notes will have minimum denominations of $1,000 increased in integral multiples of $1,000.

Investing in the Ally Financial Term Notes offered by this prospectus involves risks. See “Risk Factors” beginning on page 9 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

The Ally Financial Term Notes will be offered through selling agents (the “Agents”) on a delayed or continuous basis. The Agents have agreed to use their reasonable efforts to solicit purchases of the Ally Financial Term Notes. Unless otherwise specified in an applicable pricing supplement, the Ally Financial Term Notes will not be listed on any securities exchange, listing authority or quotation system, and there can be no assurance that the Ally Financial Term Notes offered will be sold or that there will be a secondary market for the Ally Financial Term Notes.

The Agents have advised us that they intend to make a market in the Ally Financial Term Notes, but the Agents are not obligated to do so, and any market-making with respect to the Ally Financial Term Notes may be discontinued without notice at any time. No termination date for the offering of the Ally Financial Term Notes has been established.

	Per Ally Financial Term Note	Total
Price to public	100.000%, unless otherwise specified in an applicable Pricing Supplement
Agents’ discounts and concessions	0.300% – 3.150%
Proceeds, before expenses, to Ally	96.850% – 99.700%

The Ally Financial Term Notes will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

InspereX

BofA Securities	Citigroup	J.P. Morgan
Morgan Stanley		RBC Capital Markets

The date of this prospectus is August 13, 2024.

Unless the context indicates otherwise, references in this prospectus to “the Company,” “Ally,” “we,” “us” and “our” refer to Ally Financial Inc. and its consolidated subsidiaries.

AGENTS AND DEALERS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE ALLY FINANCIAL TERM NOTES OFFERED IN THIS PROSPECTUS, INCLUDING STABILIZING TRANSACTIONS, SHORT-COVERING TRANSACTIONS AND PENALTY BIDS. THESE TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell the Ally Financial Term Notes described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Ally Financial Term Notes we may offer. Each time we sell Ally Financial Term Notes, we will provide a pricing supplement that will contain specific information about the terms of that offering. The pricing supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any pricing supplement together with additional information described under the heading “Information Incorporated By Reference; Where You Can Find More Information.”

Neither we nor the Agents have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any pricing supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Agents are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any pricing supplement is accurate as of any date other than their respective dates.

The distribution of this prospectus and any pricing supplement and the offering of the Ally Financial Term Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus or any pricing supplement comes should inform themselves about and observe such restrictions. This prospectus and any pricing supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is directed to you if you are a resident of the United States. We do not claim any responsibility to advise you if you are a resident of a country other than the United States with respect to any matters that may affect the purchase, sale, holding or receipt of payments of principal of, premium, if any, and interest, if any, on, the Ally Financial Term Notes. If you are not a resident of the United States, you should consult your own legal, tax and financial advisors with regard to these matters.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results.

This prospectus, including any information incorporated by reference in this prospectus contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include:

•	evolving local, regional, national, or international business, economic, or political conditions;

•	changes in laws or the regulatory or supervisory environment, including as a result of financial-services legislation, regulation, or policies or changes in government officials or other personnel;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by governmental agencies, central banks, or supranational authorities;

•	changes in accounting standards or policies;

•

changes in the automotive industry or the markets for new or used vehicles, including the rise of vehicle sharing and ride hailing, the development of autonomous and alternative-energy vehicles, and the impact of demographic shifts on attitudes and behaviors toward vehicle type, ownership, and use;

•	any instability or breakdown in the financial system, including as a result of the failure of a financial institution or other participants in it (such as the banking failures during 2023);

•

disruptions or shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations;

•	changes in business or consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households;

•	changes in our corporate or business strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to execute our business strategy for Ally Bank, including its digital focus;

•

our ability to optimize our automotive finance and insurance businesses and to continue diversifying into and growing other consumer and commercial business lines, including mortgage lending, credit cards, corporate finance, brokerage, and personal advice;

•	our ability to develop capital plans acceptable to the FRB and our ability to implement them, including any payment of dividends or share repurchases;

•

our ability to conduct appropriate stress tests and effectively plan for and manage capital or liquidity consistent with evolving business or operational needs, risk-management standards, and regulatory or supervisory requirements or expectations;

•	our ability to cost-effectively fund our business and operations, including through deposits (which could be subject to sudden withdrawals) and the capital markets;

•	changes in any credit rating assigned to Ally, including Ally Bank, or the ratings for our insurance business;

•	adverse publicity or other reputational harm to us, our service providers, or our senior officers;

•	our ability to develop, maintain, or market our products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate, to anticipate the needs of current or future customers, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•

the continuing profitability and viability of our dealer-centric automotive finance and insurance businesses, especially in the face of competition from captive finance companies and their automotive manufacturing sponsors and challenges to the dealer’s role as intermediary between manufacturers and purchasers;

•	our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk;

•	changes in the credit, liquidity, or other financial condition of our customers, counterparties, service providers, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies;

•

judicial, regulatory, or administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, us or the financial services industry;

•

the potential outcomes of judicial, regulatory, or administrative inquiries, examinations, investigations, proceedings, or disputes to which we are or may be subject, and our ability to absorb and address any damages or other remedies that are sought or awarded, and any collateral consequences;

•	the performance and availability of third-party service providers on whom we rely in delivering products and services to our customers and otherwise conducting our business and operations;

•	our ability to manage and mitigate security risks, including our capacity to withstand cyberattacks;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk;

•

our ability to keep pace with changes in technology, such as artificial intelligence, that affect us or our customers, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property;

•	our ability to successfully make acquisitions or divestitures or to integrate acquired businesses;

•	the adequacy of our succession planning for key executives or other personnel and our ability to attract or retain qualified employees;

•	natural or man-made disasters, calamities, or conflicts, including terrorist events cyber-warfare, and pandemics;

•	our ability to maintain appropriate ESG practices, oversight, and disclosures;

•

policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; or

•

other assumptions, risks, or uncertainties described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, or the Notes to the Condensed Consolidated Financial Statements of our Annual Report on Form 10-K for the period ended December 31, 2023 or described in any of the Company’s annual, quarterly or current reports and any other documents specifically incorporated by reference herein. See “Information Incorporated by Reference; Where You Can Find More Information.”

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K and any other documents specifically incorporated by reference herein.

Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer-and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law.

SUMMARY

This summary describes some of the principal terms of the Ally Financial Term Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Ally Financial Term Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Ally Financial Term Notes. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the terms of the Ally Financial Term Notes, as well as the other considerations that are important in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 8 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 2.

Final terms of any particular series of Ally Financial Term Notes, including any particular tranche of Series A Ally Financial Term Notes (as defined below) and any particular tranche Series B Ally Financial Term Notes (as defined below), will be determined at the time of sale and will be contained in the pricing supplement relating to that series of Ally Financial Term Notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in the “Description of Ally Financial Term Notes.”

Issuer	Ally Financial Inc.

Purchasing Agent	InspereX LLC

Title	Ally Financial Term Notes

Amount; Further Issuances	Ally has registered an indeterminate amount of Ally Financial Term Notes. Additional Ally Financial Term Notes may be issued in the future without the consent of the holders of Ally Financial Term Notes. The Ally Financial Term Notes will not contain any limitations on our ability to issue additional indebtedness in the form of Ally Financial Term Notes or otherwise.

Denomination	Unless otherwise specified in the applicable pricing supplement, the authorized minimum denominations of Ally Financial Term Notes will be $1,000 increased in integral multiples of $1,000.

Ranking

As specified in the applicable pricing supplement, Ally Financial Term Notes will be (i) unsecured and unsubordinated obligations of Ally Financial Inc. (“Senior Ally Financial Term Notes”) and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Ally Financial Inc. from time to time outstanding (other than obligations preferred by mandatory provision of law) and senior in right of payment to all existing and future indebtedness that by its terms is expressly subordinated to the notes or (ii) subordinated unsecured obligations of Ally Financial Inc. (“Subordinated Ally Financial Term Notes”) and will rank junior and be subordinated in right of payment to all of Ally Financial Inc.’s existing and future indebtedness that is not by its terms expressly subordinated or equal in right of payment to the notes, equal in right of payment with all of Ally Financial Inc.’s existing and future indebtedness that is issued on a pari passu basis with the notes, and senior in right of payment to all of Ally’s existing and future indebtedness that by its terms is expressly subordinated to the notes. The Ally Financial Term Notes will be effectively subordinated to all existing and future secured indebtedness of Ally Financial Inc. to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally Financial Inc., to the extent of the value of the assets of those subsidiaries.

Maturity	The Ally Financial Term Notes will mature from nine months to thirty years from the date of issue, as specified in the applicable pricing supplement, and, in addition, unless otherwise specified in the applicable pricing supplement, any Subordinated Ally Financial Term Notes will mature on a stated maturity date that is at least five years from the date of issue.

Interest Rate	As more fully specified in the applicable pricing supplement, Ally Financial Term Notes will bear interest from the date on which such Ally Financial Term Notes are issued at a fixed or floating interest rate. Ally may issue a series of Fixed Rate Ally Financial Term Notes with a fixed interest rate of zero at an Issue Price representing a substantial discount from the principal amount payable upon the Maturity Date (a “Zero-Coupon Ally Financial Term Note”).

Interest Payment Date	Unless otherwise specified in the applicable pricing supplement, interest on each Fixed Rate Ally Financial Term Note (other than a Zero-Coupon Ally Financial Term Note) will be calculated on the basis of a 360-day year of twelve 30-day months, payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and on the Maturity Date. Interest on each Floating Rate Ally Financial Term Note will be calculated and payable as set forth in the applicable pricing supplement. If applicable, interest will also be paid on the date of redemption or repayment if an Ally Financial Term Note is redeemed or repurchased in accordance with its terms prior to its stated maturity.

Principal	Unless otherwise provided in the applicable pricing supplement, the principal amount of the Ally Financial Term Notes will be payable on the Maturity Date of such Ally Financial Term Notes at the Corporate Trust Office of the Trustee or at such other place as we may designate.

Redemption	Unless otherwise specified in the applicable pricing supplement, we will not be permitted to redeem an Ally Financial Term Note and the holder will not be able to require us to repay the Ally Financial Term Note prior to its Maturity Date, except that, unless otherwise specified in the applicable pricing supplement, we will have the option to redeem any series of Subordinated Ally Financial Term Notes in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined below) at a redemption price equal to 100% of the aggregate principal amount of the series of Subordinated Ally Financial Term Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Sinking Fund	Unless otherwise specified in the applicable pricing supplement, the Ally Financial Term Notes will not be subject to any sinking fund.

Form of Ally Financial Term Notes, Sale and Clearance	Unless otherwise specified in the applicable pricing supplement or as required by the applicable indenture, Ally Financial Term Notes will be issued in book-entry form only and will be represented by one or more global Ally Financial Term Notes in fully registered form, without coupons. We currently do not intend to issue Ally Financial Term Notes in certificated form.

The Ally Financial Term Notes will clear through The Depository Trust Company, or any successor thereto. Global Ally Financial Term Notes will be exchangeable for definitive Ally Financial Term Notes only in limited circumstances. See “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

We will sell Ally Financial Term Notes in the United States only.

Survivor’s Option	The applicable pricing supplement will indicate whether the holder of a Senior Ally Financial Term Note will have the right to require us to repay a Senior Ally Financial Term Note prior to its Maturity Date upon the death of the beneficial owner of such Senior Ally Financial Term Note. This feature, which is referred to as a “Survivor’s Option,” permits the optional repayment of a Senior Ally Financial Term Note prior to its stated maturity, if requested by the authorized representative of the beneficial owner of such Senior Ally Financial Term Note within one year of the death of the beneficial owner of the Senior Ally Financial Term Note, so long as the Senior Ally Financial Term Note was owned by the beneficial owner at least six months prior to his or her death. Your Senior Ally Financial Term Notes will not be repaid in this manner unless the pricing supplement for your Senior Ally Financial Term Notes specifically provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of Senior Ally Financial Term Notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of Senior Ally Financial Term Notes in any calendar year. Additional details on the Survivor’s Option are described in the section entitled “Description of Ally Financial Term Notes—Repayment upon Death—The Survivor’s Option” on page 31.

No Subordinated Ally Financial Term Note will include a Survivor’s Option.

Trustee	The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286.

Agents	InspereX LLC

BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Selling Group Members	The Agents and dealers composing the selling group are broker-dealers and securities firms. The Agents, including the Purchasing Agent, have entered into a Selling Agent Agreement with us dated August 13, 2024. Broker-dealers and/or securities firms who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The Agents and the dealers have agreed to market and sell the Ally Financial Term Notes in accordance with the terms of those respective agreements and all applicable laws and regulations. You may contact the Purchasing Agent at info@insperex.com for a list of selling group members.

RISK FACTORS

Your investment in Ally Financial Term Notes involves risks. In consultation with your own financial, tax and legal advisors, you should be aware of, and carefully consider, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus and the documents incorporated by reference herein, including the discussions in our Annual Report on Form 10-K for the year ended December 31, 2023 (which may be amended or supplemented in subsequent reports on Form 10-K, Form 10-Q or Form 8-K), before deciding whether to participate in any offering of Ally Financial Term Notes. We believe the most significant of the risks and uncertainties that are specific to the Ally Financial Term Notes are described below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” on page 2 of this prospectus. If applicable, we will include in any pricing supplement a description of significant additional risks specific to investing in the offering described therein.

Risks Related to the Ally Financial Term Notes

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Ally Financial Term Notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have a substantial amount of indebtedness, which requires significant interest and principal payments. As of June 30, 2024, we had approximately $19.9 billion in principal amount of indebtedness outstanding (including $9.2 billion in secured indebtedness). Our existing and future secured indebtedness will rank effectively senior to the Ally Financial Term Notes offered hereby to the extent of the value of the assets securing such indebtedness. We may incur additional indebtedness from time to time. If we do so, the risks related to our high level of indebtedness could be increased.

Our substantial level of indebtedness could have important consequences to holders of the Ally Financial Term Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Ally Financial Term Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•

limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Ally Financial Term Notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness, to refinance our indebtedness or to fund capital expenditures will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from our subsidiaries and required capital levels with respect to certain of our banking and insurance subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our obligations under the Ally Financial Term Notes may be subordinated.

Our payment obligation under Ally Financial Term Notes that are specified in the applicable pricing supplement as being subordinated will rank junior in right of payment and upon our liquidation to all of our senior indebtedness on the terms set forth in the indenture pursuant to which such Ally Financial Term Notes will be issued. We, therefore, cannot make any payments on such Ally Financial Term Notes if (i) we have defaulted on the payment of any of our senior indebtedness and the default is continuing, (ii) the maturity of any senior indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) we have filed for bankruptcy or are liquidating, dissolving or winding-up or in receivership, and our senior indebtedness has not been repaid in full.

As of June 30, 2024, we had senior indebtedness with an outstanding principal balance of approximately $18.3 billion. The indenture for Subordinated Ally Financial Term Notes does not place any limit on the amount of liabilities that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise, incur. We expect from time to time to incur additional indebtedness and other liabilities, and we may guarantee indebtedness that will be senior to Subordinated Ally Financial Term Notes.

Our subsidiaries are not guarantors of the Ally Financial Term Notes and will not be restricted under the indentures for the Ally Financial Term Notes. Your right to receive payments on the Ally Financial Term Notes are effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

The existing and future liabilities of our subsidiaries will be structurally senior to the indebtedness represented by the Ally Financial Term Notes to the extent of the value of the assets of such subsidiaries. Our subsidiaries will not guarantee the Ally Financial Term Notes and will not be restricted under the indentures for the Ally Financial Term Notes. Accordingly, in the event of a bankruptcy or insolvency, the claims of creditors of our subsidiaries would rank effectively senior to the Ally Financial Term Notes, to the extent of the assets of those subsidiaries. None of our subsidiaries, or any of their respective subsidiaries, has any obligation to pay any amounts due on the Ally Financial Term Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Our less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements. As a result, we may not be able to access their cash flows to service our debt obligations, including obligations in respect of the Ally Financial Term Notes.

The Ally Financial Term Notes will be effectively subordinated to our existing and future secured indebtedness which is secured by a lien on certain of our assets.

As of June 30, 2024, we had approximately $9.2 billion in aggregate principal amount of secured indebtedness outstanding. The Ally Financial Term Notes will not be secured by any of our assets. As a result, our existing and future secured indebtedness will rank effectively senior to the indebtedness represented by the Ally Financial Term Notes, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our secured creditors will have a superior claim to their collateral, as applicable. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the Ally Financial Term Notes.

In addition, if we default under any of our existing or future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on the pledged assets to the exclusion of the holders of the Ally Financial Term Notes, even if an event of default exists under the indentures governing the Ally Financial Term Notes at such time. In any such event, because the Ally Financial Term Notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

Holders of Subordinated Ally Financial Term Notes will have limited rights if there is an event of default.

Payment of the principal of Ally Financial Term Notes that are specified in the applicable pricing supplement as being subordinated may be accelerated only in the event of certain events of bankruptcy or insolvency involving us. There is no right of acceleration in the case of default in the payment of principal of, or interest on such Ally Financial Term Notes or in the performance of any of our other obligations under such Ally Financial Term Notes. See “Description of Ally Financial Term Notes—Provisions of the Subordinated Indenture—Events of Default.”

The Ally Financial Term Notes will not be guaranteed by the FDIC or any other governmental agency.

The Ally Financial Term Notes are not savings accounts, bank deposits or other obligations of a bank and are not insured by the Federal Deposit Institution Corporation (“FDIC”) or any other governmental agency.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created a resolution regime known as the “orderly liquidation authority.” Under the orderly liquidation authority, the FDIC may be appointed as receiver for an entity, including a bank holding company such as Ally, for purposes of liquidating the entity if the Secretary of the Treasury, following a process set out in the Dodd-Frank Act, determines that the entity is in default or danger of default and that the entity’s failure and its resolution under otherwise applicable law would have serious adverse effects on the financial stability of the United States.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the power of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the power of the FDIC to transfer claims to a “bridge” entity. As a consequence of the power of the FDIC under the orderly liquidation authority, the holders of the Ally Financial Term Notes may be fully subordinated to interests held by the U.S. government and others in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. Although the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are possible. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

A court could deem the issuance of the Ally Financial Term Notes to be a fraudulent conveyance and void all or a portion of the obligations represented by the Ally Financial Term Notes.

In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for less than reasonably equivalent value or fair consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may generally recover transfers or void obligations outside of bankruptcy under applicable fraudulent transfer laws, within the applicable limitation period, which are typically longer than two years. In bankruptcy, a representative of the estate may also assert such claims. If a court were to find that Ally issued the Ally Financial Term Notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the Ally Financial Term Notes. In addition, under such circumstances, the value of any consideration holders received with respect to the Ally Financial Term Notes could also be subject to recovery from such holders and possibly from subsequent transferees.

Therefore, an Ally Financial Term Note could be voided, or claims in respect of an Ally Financial Term Note could be subordinated to all other debts of Ally, if Ally at the time it incurred the indebtedness evidenced by the Ally Financial Term Notes received less than reasonably equivalent value or fair consideration for the issuance of the Ally Financial Term Notes, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence.

•	was engaged in a business or transaction for which Ally’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether Ally would be considered to be insolvent. If a court determined that Ally was insolvent after giving effect to the issuance of the Ally Financial Term Notes, it could void the Ally Financial Term Notes, or potentially impose other forms of damages.

With respect to certain actions under the indentures governing the Ally Financial Term Notes, holders of all series of Ally Financial Term Notes issued under the indentures that are adversely affected by such actions will vote together as a single class; therefore the voting interest of a holder of an Ally Financial Term Note of a particular series will be diluted with respect to such actions.

For purposes of the indentures governing the Ally Financial Term Notes, all Senior Ally Financial Term Notes issued thereunder will generally constitute a single class of debt securities and all Subordinated Ally Financial Term Notes issued thereunder will generally constitute a single class of debt securities. Therefore, certain actions under the indenture governing the Ally Financial Term Notes other than those actions affecting only a particular series of Ally Financial Term Notes will require the consent of the holders of not less than 66 2/3% in aggregate principal amount of Senior Ally Financial Term Notes or Subordinated Ally Financial Term Notes, as applicable, of all series issued thereunder that are affected thereby. See “Description of Ally Financial Term Notes—Provisions of the Senior Indenture—Modification of the Senior Indenture” and “Description of Ally Financial Term Notes—Provisions of the Subordinated Indenture—Modification of the Subordinated Indenture.” Consequently, any action requiring the consent of holders of any series of Ally Financial Term Notes under the indenture may also require the consent of holders of a significant portion of the other series of Senior Ally Financial Term Notes or Subordinated Ally Financial Term Notes, as applicable, issued thereunder, and the individual voting interest of each holder of Senior Ally Financial Term Notes or Subordinated Ally Financial Term Notes may be accordingly diluted with respect to such actions. In addition, holders of all series of Senior Ally Financial Term Notes or Subordinated Ally Financial Term Notes could vote in favor of certain actions under the indenture that holders of a particular series of the Senior Ally Financial Term Notes or Subordinated Ally Financial Term Notes, as applicable, vote against, and the requisite consent to such action could be received nonetheless. We also may, from time to time, issue additional Ally Financial Term Notes under the indentures governing the Ally Financial Term Notes which could further dilute the individual voting interest of each holder of Senior Ally Financial Term Notes or Subordinated Ally Financial Term Notes, as applicable, with respect to such actions.

We cannot assure you that a market will develop or be maintained for the Ally Financial Term Notes or what the market price will be.

We cannot assure you that a trading market for the Ally Financial Term Notes will develop or be maintained. Many factors will affect the trading market, if any, of the Ally Financial Term Notes. These factors include:

•	the creditworthiness of Ally Financial Inc.;

•	the method of calculating the principal, premium and interest in respect of the Ally Financial Term Notes;

•	the time remaining to the maturity of the Ally Financial Term Notes;

•	the outstanding amount of the Ally Financial Term Notes and the amount of other outstanding indebtedness of Ally Financial Inc.;

•	the redemption features, if any, of the Ally Financial Term Notes;

•	the absence or inclusion of a Survivor’s Option and the terms thereof; and

•	the level, direction and volatility of market interest rates generally.

Also, because we may design some Ally Financial Term Notes for specific investment objectives or strategies, such Ally Financial Term Notes will have a more limited trading market and experience more price volatility than other Ally Financial Term Notes. You should be aware that there may be few investors willing to buy Ally Financial Term Notes at any time that you might decide to sell your Ally Financial Term Notes. This limited market may affect the price you receive for your Ally Financial Term Notes or your ability to sell the Ally Financial Term Notes at all. You should not purchase Ally Financial Term Notes unless you understand, and are able to bear, the investment risks associated with the Ally Financial Term Notes.

Our ability to redeem the Ally Financial Term Notes at our option may adversely affect your return on the Ally Financial Term Notes.

If your Ally Financial Term Notes are redeemable at our option, we may choose to redeem the Ally Financial Term Notes at times when prevailing interest rates may be lower than the rate borne by the Ally Financial Term Notes. Accordingly, you will not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Ally Financial Term Notes being redeemed. If we have the right to redeem your Ally Financial Term Notes, you should consider the related reinvestment risk in light of other investments available to you at the time of your investment in the Ally Financial Term Notes.

Redemption of Subordinated Ally Financial Term Notes is subject to our receipt of the prior approval of the Board of Governors of the Federal Reserve System (the “FRB”) and to the satisfaction of any conditions set forth in the capital regulations of the FRB specifically applicable to the redemption of the Subordinated Ally Financial Term Notes. There can be no assurance that the FRB would approve any redemption of any Subordinated Ally Financial Term Notes that we may propose.

If the pricing supplement applicable to a series of Ally Financial Term Notes provides that we have the right to redeem the Ally Financial Term Notes, our ability to redeem the Ally Financial Term Notes at our option is likely to affect the market value of the Ally Financial Term Notes. In particular, as the redemption date or dates approach, the market value of the Ally Financial Term Notes generally will not rise substantially above the redemption price because of the optional redemption feature.

If your Senior Ally Financial Term Notes include the Survivor’s Option, your ability to exercise this option will be subject to limitations.

If you hold Senior Ally Financial Term Notes that include the Survivor’s Option, the authorized representative of your estate will be able to exercise the Survivor’s Option only if at the time of your death you had held the Senior Ally Financial Term Notes for a period of at least six months prior to your death. A request to exercise the Survivor’s Option must be made within one year of the death of the beneficial owner of the Senior Ally Financial Term Notes. In addition, the right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises of the Survivor’s Option by all holders of Senior Ally Financial Term Notes in any calendar year and (2) the permitted dollar amount of an individual exercise of the Survivor’s Option by the holder of a Senior Ally Financial Term Note in any calendar year. See “Description of Ally Financial Term Notes—Repayment upon Death—The Survivor’s Option.”

Certain Base Rates (as defined herein) may refer to “benchmarks” that may be discontinued or reformed, which may adversely affect the value of and return on Floating Rate Ally Financial Term Notes.

The applicable pricing supplement will designate one of the following Base Rates for each Floating Rate Ally Financial Term Note: the Prime Rate, the Treasury Rate or any other Base Rate or interest rate formula as is set forth in such pricing supplement. Certain Base Rates may be deemed to be “benchmarks” that are the subject of recent and ongoing national and international regulatory guidance and reform. Some of these reforms already are effective, while others are still to be implemented or formulated. These reforms may cause such benchmarks to perform differently than they performed in the past or to be discontinued entirely or may have other consequences that cannot be predicted. The elimination of a benchmark or any other changes or reforms to the determination or supervision of a benchmark could have an adverse impact on the market for, or value of, any notes based on or linked to those benchmarks. In addition, any substitute benchmark and any pricing adjustments imposed by a regulator or otherwise may adversely affect the notes that are based on or linked to such benchmarks.

Any of the international or national reforms or proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” triggering changes in the rules or methodologies used in certain “benchmarks,” leading to the discontinuance or unavailability of quotes of certain “benchmarks,” and/or having other effects on certain “benchmarks.” Additionally, the implementation of any benchmark-related reforms might, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the benchmark and/or cause such benchmarks to perform differently than in the past. Any of such changes or any other consequential changes to any “benchmark” as a result of international or national reforms or proposals for reform or other initiatives or investigations, or any uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the market price of and return on any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, a “benchmark.”

Any of the foregoing may have a material adverse effect on the trading market for, market price of, and return on, such Floating Rate Ally Financial Term Notes. You should consult your own independent financial adviser and make your own assessment about the potential risks imposed by any of the international or national reforms of benchmarks in making any investment decision with respect to any notes referencing a benchmark.

The Ally Financial Term Notes are subject to laws of the State of New York that limit the amount of interest that can be charged and paid on such an investment. This could limit the amount of interest you may receive on the Ally Financial Term Notes.

The Ally Financial Term Notes will be governed by and construed in accordance with the laws of the State of New York. The State of New York has usury laws that limit the amount of interest that can be charged and paid on loans, which include debt securities like the Ally Financial Term Notes. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan equal to or greater than $250,000 is 25% per annum on a simple interest basis. This limit may not apply to Ally Financial Term Notes in which $2,500,000 or more has been invested. In no event will the interest rate on any Floating Rate Ally Financial Term Notes be higher than the maximum rate permitted by applicable law, as the same maybe modified by United States law of general application.

While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states have laws that regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws before investing in the Ally Financial Term Notes. We covenant for the benefit of the beneficial owners of the Ally Financial Term Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Ally Financial Term Notes.

DESCRIPTION OF ALLY FINANCIAL INC.

Ally Financial Inc. is a leading digital financial-services company with $192.5 billion in assets as of June 30, 2024. As a customer-centric company with passionate customer service and innovative financial solutions, we are relentlessly focused on “Doing it Right” and being a trusted financial-services provider to our consumer, commercial, and corporate customers. We are one of the largest full-service automotive-finance operations in the United States and offer a wide range of financial services and insurance products to automotive dealerships and consumers. Our award-winning digital direct bank (Ally Bank, Member FDIC and Equal Housing Lender) offers mortgage-lending, consumer credit cards, and a variety of deposit and other banking products, including savings, money-market, and checking accounts, certificates of deposit (CDs), and individual retirement accounts (IRAs). Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest. Our corporate finance business offers capital for equity sponsors and middle-market companies.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at Ally Detroit Center, 500 Woodward Ave., Floor 10, Detroit, Michigan 48226, and our telephone number is 866-710-4623.

USE OF PROCEEDS

We will add the proceeds from the sale of the Ally Financial Term Notes to the general funds of Ally and they will be available for general corporate purposes, which may include the purchase of receivables, the making of loans, the repayment or repurchase of existing indebtedness, the reduction of short-term borrowings or for investment in short-term securities.

DESCRIPTION OF ALLY FINANCIAL TERM NOTES

The general terms and conditions in this prospectus will apply to each Ally Financial Term Note unless otherwise specified in the applicable pricing supplement and in the Ally Financial Term Note. In the event the terms and conditions in this prospectus conflict with the terms and conditions in the applicable pricing supplement, the terms and conditions of the pricing supplement shall control. It is important for you to consider the information contained in this prospectus and the pricing supplement in making your investment decision.

The statements in this prospectus concerning the Ally Financial Term Notes and the Indentures are a summary of certain provisions of the Indentures and the Ally Financial Term Notes. Other statements in this prospectus concerning the Ally Financial Term Notes, such as the description of the Floating Rate Ally Financial Term Notes, relate to terms of the Ally Financial Term Notes that will be established pursuant to a supplemental indenture or officers certificate or set forth in a resolution of our board of directors, as permitted by the Indentures. Such summaries are not complete and you should refer to the provisions in the Indentures, the applicable supplemental indenture, officers certificate or board resolution, and the applicable Ally Financial Term Notes, including the definitions of certain terms therein, which are controlling. The Indentures, the applicable supplemental indenture, officers’ certificate or board resolution, and the applicable Ally Financial Term Note are each incorporated by reference in this prospectus and the following summary is qualified in its entirety by reference thereto.

General Terms of the Ally Financial Term Notes

Currency

References in this prospectus to “U.S. dollars” and “$” are to the currency of the United States of America.

Amount

Ally has registered an indeterminate amount of Ally Financial Term Notes.

Indentures

We will issue the Ally Financial Term Notes that rank as our senior indebtedness (“Senior Ally Financial Term Notes”) under an Indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006, and a Third Supplemental Indenture dated as of August 24, 2012 (together, the “Senior Indenture”) between us and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee. We will issue the Ally Financial Term Notes that rank as our subordinated indebtedness (“Subordinated Ally Financial Term Notes”) under an Indenture dated as of November 20, 2015 (the “Subordinated Indenture,” and, together with the Senior Indenture, the “Indentures,” and each of the Senior Indenture and Subordinated Indenture, an “Indenture”) between us and The Bank of New York Mellon, as Trustee. The Bank of New York Mellon is hereinafter referred to as the “Senior Trustee” when referring to it in its capacity as Trustee under the Senior Indenture, as the “Subordinated Trustee” when referring to it in its capacity as Trustee under the Subordinated Indenture, and as the “Trustee” when referring to it in its capacity under both of the Indentures.

The Indentures do not limit the amount of additional unsecured indebtedness, including indebtedness ranking equally and ratably with Senior Ally Financial Term Notes and indebtedness raking senior to or equally and ratably with Subordinated Ally Financial Term Notes, that we may incur, and we may, from time to time, and without the consent of the holders of the Ally Financial Term Notes, issue additional debt securities, including Ally Financial Term Notes.

As permitted by the Indentures, the terms of each series of Ally Financial Term Notes will be established pursuant to a supplemental indenture or officers’ certificate or in or pursuant to a resolution of our board of directors. We will issue Series A Ally Financial Term Notes (the “Series A Ally Financial Term Notes”) in multiple tranches under the Senior Indenture, as supplemented by a Fourth Supplemental Indenture dated as of August 24, 2012 (the “Series A Supplemental Indenture”) between us and the Senior Trustee, which established such Series A. For the purposes of the Series A Supplemental Indenture and this prospectus, references to “series” in the Senior Indenture and this prospectus are deemed to refer to a tranche of the Series A Ally Financial Term Notes where the context so requires. We will issue Series B Ally Financial Term Notes (the “Series B Ally Financial Term Notes”) in multiple tranches under the Subordinated Indenture, as supplemented by a First Supplemental Indenture dated as of August 13, 2024 (the “Series B Supplemental Indenture”) between us and the Subordinated Trustee, which established such Series B. For the purposes of the Series B Supplemental Indenture and this prospectus, references to “series” in the Subordinated Indenture and this prospectus are deemed to refer to a tranche of the Series B Ally Financial Term Notes where the context so requires.

The Trustee will, at our written direction, authenticate and deliver the Ally Financial Term Notes executed and delivered to it by us as set forth in the Indenture.

Further Issuances

Additional Ally Financial Term Notes may be issued in the future without the consent of the holders of Ally Financial Term Notes. The Ally Financial Term Notes will not contain any limitations on our ability to issue additional indebtedness in the form of Ally Financial Term Notes or otherwise.

In addition, Ally may, from time to time, without the consent of the holders of Ally Financial Term Notes of any series, issue additional notes in a new tranche of the Series A Ally Financial Term Notes or Series B Ally Financial Term Notes, and each such new tranche of Series A Ally Financial Term Notes or Series B Ally Financial Term Notes shall have a separate CUSIP, ISIN and/or Common Code number, as applicable. Ally may also, from time to time, issue additional Series A Ally Financial Term Notes or Series B Ally Financial Term Notes in respect of an existing tranche of Series A Ally Financial Term Notes or Series B Ally Financial Term Notes, as applicable; provided, however, that such additional Series A Ally Financial Term Notes or Series B Ally Financial Term Notes must be fungible with any tranche of Series A Ally Financial Term Notes or Series B Ally Financial Term Notes, as applicable, to which they are being added for U.S. federal income tax purposes or must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable.

Ranking

Senior Ally Financial Term Notes will constitute Ally Financial Inc.’s unsecured and unsubordinated indebtedness and will rank equally and ratably with all of Ally Financial Inc.’s other unsecured and unsubordinated indebtedness from time to time outstanding (other than obligations preferred by mandatory provisions of law), and senior in right of payment to Ally Financial Inc.’s existing and future indebtedness that by its terms is expressly subordinated to such notes, including any Subordinated Ally Financial Term Notes.

Subordinated Ally Financial Term Notes will rank equally in right of payment with all existing and future unsecured Indebtedness Ranking on a Parity with the Subordinated Debt Securities (as defined below) of Ally Financial Inc., junior in right of payment to all existing and future Senior Indebtedness (as defined below) of Ally Financial Inc., and senior in right of payment to any of Ally Financial Inc.’s existing and future Indebtedness Ranking Junior to the Subordinated Debt Securities (as defined below).

The Ally Financial Term Notes will be effectively subordinated to any secured indebtedness of Ally Financial Inc. to the extent of the value of the assets securing such debt. The Ally Financial Term Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables and lease obligations and, in the case of Ally Bank, its deposits) of subsidiaries of Ally Financial Inc. to the extent of the value of the assets of such subsidiaries.

Subordination of Subordinated Ally Financial Term Notes to Senior Indebtedness

Ally Financial Inc.’s obligation to make any payment on account of the principal of, or premium, if any, and interest, if any, on any Subordinated Ally Financial Term Notes will be subordinated and junior in right of payment to Ally Financial Inc.’s obligations to the holders of its Senior Indebtedness, including any Senior Ally Financial Term Notes, to the extent described herein.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving Ally Financial Inc., whether voluntary or involuntary, all of Ally Financial Inc.’s obligations to holders of its Senior Indebtedness will be entitled to be paid in full before any payment, whether in cash, property, or otherwise, can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, including any Subordinated Ally Financial Term Notes. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until Ally Financial Inc. cures the default or event of default or the default or event of default is waived or ceases to exist, Ally Financial Inc. will not make any payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, including any Subordinated Ally Financial Term Notes, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, including any Subordinated Ally Financial Term Notes.

By reason of the above subordination in favor of the holders of Ally Financial Inc.’s Senior Indebtedness, in the event of Ally Financial Inc.’s bankruptcy or insolvency, holders of Ally Financial Inc.’s Senior Indebtedness may receive more, ratably, and holders of Subordinated Ally Financial Term Notes having a claim pursuant to Subordinated Ally Financial Term Notes may receive less, ratably, than Ally Financial Inc.’s other creditors.

The Indentures place no limitation on the amount of additional Senior Indebtedness that may be incurred by Ally Financial Inc. Ally Financial Inc. expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Maturity

The Ally Financial Term Notes will mature on the Maturity Date (as defined herein), which may be any day nine months to thirty years from the Issue Date (as defined below), as specified in the applicable pricing supplement, and, in addition, unless otherwise specified in the applicable pricing supplement, will be at least five years from the Issue Date in the case of any Subordinated Ally Financial Term Notes. The principal amount of the Ally Financial Term Notes will be payable on the Maturity Date at the Corporate Trust Office of The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, or at such other place as we may designate. If the Maturity Date, or the date of redemption or repayment if an Ally Financial Term Note is repurchased or repaid by us prior to the Maturity Date, of an Ally Financial Term Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or date of earlier redemption or repayment.

Interest

Each Ally Financial Term Note will bear interest from the Issue Date at either:

•

a fixed rate (“Fixed Rate Ally Financial Term Notes”) set forth in the applicable pricing supplement, which fixed rate may be zero in the case of an Ally Financial Term Note issued at an Issue Price (as defined below) representing a substantial discount from the principal amount payable upon the Maturity Date (a “Zero-Coupon Ally Financial Term Note”); or

•

a floating rate or rates determined by reference to one or more Base Rates (as defined below) set forth in the applicable pricing supplement, which floating rate or rates may be adjusted by a Spread and/or Spread Multiplier (each as defined below) (“Floating Rate Ally Financial Term Notes”).

Denominations

Unless otherwise specified in the applicable pricing supplement, the authorized minimum denominations of the Ally Financial Term Notes will be $1,000 and integral multiples of $1,000 above that amount.

Pricing Supplement

Unless otherwise specified in the applicable pricing supplement:

•	the Ally Financial Term Notes may not be redeemed by us, or repaid at your option, prior to their Maturity Date. See “Description of Ally Financial Term Notes—Redemption and Repayment;”

•	the Ally Financial Term Notes will not be subject to any sinking fund; and

•

the amount of any Discount Ally Financial Term Note (as such term is defined in “Description of Ally Financial Term Notes—Interest and Payments of Principal and Interest—Discount Ally Financial Term Notes”), including Zero-Coupon Ally Financial Term Notes, payable upon redemption by us, repayment at your option or acceleration of Maturity (as such term is defined in “Description of Ally Financial Term Notes—Glossary”), if applicable for such Discount Ally Financial Term Note, in lieu of the stated principal amount due at the Maturity Date, will be the Amortized Face Amount (as defined below) of such Discount Ally Financial Term Note as of the date of such redemption, repayment or acceleration, as the case may be.

The pricing supplement relating to each Ally Financial Term Note or Ally Financial Term Notes will generally describe the following terms:

•

whether the Ally Financial Term Note is a Fixed Rate Ally Financial Term Note, a Floating Rate Ally Financial Term Note, a Zero-Coupon Ally Financial Term Note or other Discount Ally Financial Term Note;

•	whether the Ally Financial Term Note is a Senior Ally Financial Term Note or a Subordinated Ally Financial Term Not;

•	the price at which the Ally Financial Term Note will be issued to the public (the “Issue Price”);

•	the date on which the Ally Financial Term Note will be issued to the public (the “Issue Date”);

•	the Maturity Date of the Ally Financial Term Note;

•	if the Ally Financial Term Note is a Fixed Rate Ally Financial Term Note, the rate per annum at which the Ally Financial Term Note will bear interest, if any (the “Interest Rate”);

•

if the Ally Financial Term Note is a Floating Rate Ally Financial Term Note, the Base Rate or Rates, the Initial Interest Rate or formula for determining the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (all as defined herein), and any other terms relating to the method of calculating the Interest Rate for the Ally Financial Term Note;

•	whether the Ally Financial Term Note may be redeemed at our option, or repaid at your option, prior to its Maturity Date, and if so, the provisions relating to any such redemption or repayment;

•

whether the authorized representative of the holder of a beneficial interest in the Ally Financial Term Note will have the right to repayment upon the death of the holder as described under “Description of Ally Financial Term Notes—Repayment upon Death—The Survivor’s Option”;

•	the provisions, if any, for the defeasance of the Ally Financial Term Notes of the series;

•	special United States federal income tax consequences of the ownership and disposition of the Ally Financial Term Notes, if any; and

•	any other significant terms of the Ally Financial Term Notes not inconsistent with the provisions of the Indentures.

Glossary

You should refer to the Indentures and the forms of Ally Financial Term Notes filed as exhibits to the registration statement to which this prospectus relates or to the applicable supplemental indenture or board resolution and the form of the applicable Ally Financial Term Notes when available for the full definition of certain terms applicable to a particular series of Ally Financial Term Notes. We have set forth below a number of definitions of terms used in this prospectus with respect to the Ally Financial Term Notes.

The “Amortized Face Amount” of a Discount Ally Financial Term Note is the amount equal to:

•	the Issue Price of a Discount Ally Financial Term Note set forth in the applicable pricing supplement, plus

•

the portion of the difference between the Issue Price and the principal amount of the Discount Ally Financial Term Note that has accrued at the yield to maturity set forth in the pricing supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date the Amortized Face Amount is calculated, but in no event will the Amortized Face Amount of the Discount Ally Financial Term Note exceed its stated principal amount. See also “United States Taxation—United States Holders—Original Issue Discount.”

“Business Day” with respect to any Ally Financial Term Note means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York.

“Indebtedness for Money Borrowed” means:

(a)

any obligation of Ally Financial Inc., or any obligation guaranteed by Ally Financial Inc., for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

(b)	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(c)	obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

(d)	any deferred obligations for the payment of the purchase price of property or assets.

“Indebtedness Ranking on a Parity with the Subordinated Debt Securities” means Ally Financial Inc.’s Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to Ally Financial Inc.’s Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving Ally Financial Inc., whether voluntary or involuntary.

“Indebtedness Ranking Junior to the Subordinated Debt Securities” means any of Ally Financial Inc.’s Indebtedness for Money Borrowed, whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to Ally Financial Inc.’s notes (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of any event of bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving Ally Financial Inc., whether voluntary or involuntary.

“Interest Payment Date” with respect to any Ally Financial Term Note means the stated maturity of an installment of interest on such Note.

“Maturity” means the date on which the principal of an Ally Financial Term Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the applicable Indenture, whether at its Maturity Date (as defined below) or by declaration of acceleration, call for redemption at our option, repayment at your option, or otherwise.

“Maturity Date” with respect to any Ally Financial Term Note means the stated maturity of such Ally Financial Term Note, as specified on such Ally Financial Term Note.

“Regular Record Date” with respect to:

•

any Interest Payment Date for Fixed Rate Ally Financial Term Notes means, unless otherwise specified in the applicable pricing supplement, the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date is the final Interest Payment Date; and

•

any Interest Payment Date for Ally Financial Term Notes other than Fixed Rate Ally Financial Term Notes means, unless otherwise specified in the applicable pricing supplement, the date, whether or not a Business Day, 15 calendar days prior to the Interest Payment Date.

“Senior Debt Securities” means the senior debt securities of all series outstanding under the Senior Indenture.

“Senior Indebtedness” means Ally Financial Inc.’s Indebtedness for Money Borrowed, whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except “Indebtedness Ranking on a Parity with the Subordinated Debt Securities” or “Indebtedness Ranking Junior to the Subordinated Debt Securities.” Senior Indebtedness also includes any deferrals, renewals or extensions of the Senior Indebtedness.

“Subordinated Debt Securities” means the subordinated debt securities of all series outstanding under the Subordinated Indenture.

Interest and Payments of Principal and Interest

General

As the owner of a beneficial interest in an Ally Financial Term Note, you will receive payment in accordance with the procedures of the Depositary and its participants, in effect from time to time as described under “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

Unless otherwise specified in the applicable pricing supplement:

•

all interest payments on a certificated Ally Financial Term Note (other than interest on the Maturity Date) will be made by check and mailed by the Company to the person entitled thereto as listed on the Note Register. Payments of principal, premium, if any, and interest, if any, at the Maturity Date will be made in immediately available funds upon surrender of the Ally Financial Term Note at the office of the Paying Agent, provided that such Ally Financial Term Note is presented to the Paying Agent in time for the Paying Agent to make payments in funds in accordance with its normal procedures;

•

principal, and premium, if any, and interest, if any, payable at Maturity of an Ally Financial Term Note held in book-entry form will be made by wire transfer in immediately available funds to an account specified by the Depositary; and

•

payments of interest on an Ally Financial Term Note held in book-entry form (other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary.

We will pay any administrative costs imposed by banks for payments in immediately available funds, but you will bear any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax.

Unless otherwise specified in the applicable pricing supplement, if the principal of any Discount Ally Financial Term Note is declared due and payable immediately as described under “Events of Default,” the amount of principal due and payable is limited to the aggregate principal amount of the Ally Financial Term Note multiplied by the sum (expressed as a percentage of the aggregate principal amount) of its Issue Price and the discount amortized using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration) from the Issue Date to the date of declaration. Special considerations applicable to the Ally Financial Term Notes will be set forth in the applicable pricing supplement.

The Interest Payment Dates for Fixed Rate Ally Financial Term Notes are described below under “Fixed Rate Ally Financial Term Notes—Interest Periods and Payment Dates,” and the Interest Payment Dates for Floating Rate Ally Financial Term Notes are described below under “Floating Rate Ally Financial Term Notes— Interest Payment Dates.”

Fixed Rate Ally Financial Term Notes

Interest Periods and Payment Dates

Each Fixed Rate Ally Financial Term Note will bear interest from and including its Issue Date at the rate per annum set forth on the Ally Financial Term Note and in the applicable pricing supplement until we pay or make available for payment the principal amount of the Ally Financial Term Note in full. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Ally Financial Term Note (other than a Zero-Coupon Ally Financial Term Note) either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity. Interest will be payable to the person in whose name an Ally Financial Term Note is registered at the close of business on the Regular Record Date immediately preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

Any payment of principal, premium, if any, or interest, if any, required to be made on a Fixed Rate Ally Financial Term Note on a day which is not a Business Day does not have to be made on that day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest will accrue as a result of the delayed payment. Unless otherwise specified in the applicable pricing supplement, any interest on Fixed Rate Ally Financial Term Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates that we will agree to pay on newly-issued Ally Financial Term Notes are subject to change without notice by us from time to time, but no such change will affect any Ally Financial Term Notes already issued or as to which an offer to purchase has been accepted by us.

The Interest Payment Dates for an Ally Financial Term Note that provides for fixed rate interest payments are as follows:

Interest Payments	Interest Payment Dates
Monthly	Fifteenth day of each calendar month (or the next Business Day), commencing in the first succeeding calendar month following the month in which the Ally Financial Term Note is issued.

Interest Payments	Interest Payment Dates

Quarterly	Fifteenth day of every third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Ally Financial Term Note is issued.

Semi-annually	Fifteenth day of every sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Ally Financial Term Note is issued.

Annually	Fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Ally Financial Term Note is issued.

The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date is the final Interest Payment Date.

Each payment of interest on an Ally Financial Term Note includes accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), to, but excluding, the relevant Interest Payment Date or the Maturity Date, as the case may be.

Floating Rate Ally Financial Term Notes

Interest Rates

Unless otherwise specified in the applicable pricing supplement, each Floating Rate Ally Financial Term Note will bear interest at a rate determined by an interest rate base (the “Base Rate”), which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below).

The “Spread” is the number of basis points (one basis point equals one hundredth of a percentage point) to be added to or subtracted from the Base Rate applicable to the Floating Rate Ally Financial Term Note.

The “Spread Multiplier” is the percentage of the Base Rate applicable to the Floating Rate Ally Financial Term Note used to determine the interest rate on the Floating Rate Ally Financial Term Note.

The “Index Maturity” for any Floating Rate Ally Financial Term Note is the period to maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable pricing supplement.

Each Floating Rate Ally Financial Term Note and the applicable pricing supplement will specify the Index Maturity and the Spread and/or Spread Multiplier, if any.

We may change the Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Ally Financial Term Notes from time to time, but no change will affect any Ally Financial Term Note already issued or for which we have accepted an offer to purchase.

The applicable pricing supplement will designate one of the following Base Rates for each Floating Rate Ally Financial Term Note:

•	the Prime Rate (a “Prime Rate Ally Financial Term Note”);

•	the Treasury Rate (a “Treasury Rate Ally Financial Term Note”); or

•	any other Base Rate or interest rate formula as is set forth in such pricing supplement for such Floating Rate Ally Financial Term Note.

As specified in the applicable pricing supplement, a Floating Rate Ally Financial Term Note may also have:

•	a ceiling or upper limitation on the interest rate during any Interest Reset Period (“Maximum Interest Rate”) and/or

•	a floor or lower limitation on the interest rate during any Interest Reset Period (“Minimum Interest Rate”).

Interest rates on a Floating Rate Ally Financial Term Note may not be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan equal to or greater than $250,000 is 25% per annum on a simple interest basis. This limit may not apply to Ally Financial Term Notes in which $2,500,000 or more has been invested.

Interest Reset Dates

Each Floating Rate Ally Financial Term Note and the applicable pricing supplement will specify if the interest rate on the Floating Rate Ally Financial Term Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an “Interest Reset Period”) and the date on which the interest rate will be reset (each an “Interest Reset Date”). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Ally Financial Term Notes that reset:

•	daily, on each Business Day;

•	weekly, on the Wednesday of each week; except in the case of Treasury Rate Ally Financial Term Notes, on the Tuesday of each week (except as provided below);

•	monthly, on the third Wednesday of each month;

•	quarterly, on the third Wednesday of January, April, July and October;

•	semi-annually, on the third Wednesday of the specified two months of each year; and

•	annually, on the third Wednesday of the specified month.

The interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as defined below).

Unless otherwise specified in the applicable pricing supplement, if any Interest Reset Date for any Floating Rate Ally Financial Term Note is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day. The interest rate or the formula for establishing the interest rate effective for a Floating Rate Ally Financial Term Note from the Issue Date to the first Interest Reset Date (the “Initial Interest Rate”) will be specified in the applicable pricing supplement.

Interest Payment Dates

Except as provided below, and unless otherwise specified in the applicable pricing supplement, we will pay interest:

•

in the case of Floating Rate Ally Financial Term Notes with a daily, weekly or monthly Interest Reset Date, daily, on the Wednesday of each week, or on the third Wednesday of each month, respectively, as specified in the applicable pricing supplement;

•	in the case of Floating Rate Ally Financial Term Notes with a quarterly Interest Reset Date, on the third Wednesday of January, April, July and October;

•	in the case of Floating Rate Ally Financial Term Notes with a semi-annual Interest Reset Date, on the third Wednesday of the specified two months of each year;

•	in the case of Floating Rate Ally Financial Term Notes with an annual Interest Reset Date, on the third Wednesday of the specified month; and,

•	in each case, at Maturity.

Unless otherwise specified in the applicable pricing supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Ally Financial Term Note falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day and no interest will accrue as a result of any delayed payment. Any payment of principal, premium, if any, and interest, if any, required to be made on a Floating Rate Ally Financial Term Note at Maturity that is not a Business Day will be made on the next succeeding Business Day and no interest will accrue as a result of any delayed payment.

Accrued Interest

Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Interest Payment Date or at Maturity for Floating Rate Ally Financial Term Notes equal to the interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, the Interest Payment Date or Maturity Date (an “Interest Period”).

Unless otherwise specified in the applicable pricing supplement, accrued interest on a Floating Rate Ally Financial Term Note will be calculated by multiplying the principal amount of the Floating Rate Ally Financial Term Note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the interest rate applicable on such day by 360, in the case of Prime Rate Ally Financial Term Notes, or by the actual number of days in the year, in the case of Treasury Rate Ally Financial Term Notes. Except as set forth above, or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding this Interest Reset Date; or

•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the Interest Reset Date (or if none, the Initial Interest Rate).

Rounding

Unless otherwise specified in the applicable pricing supplement, all interest rates on a Floating Rate Ally Financial Term Note will be expressed as a percentage rounded, if necessary, to the nearest one hundred thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)). All U.S. dollar amounts related to interest on Floating Rate Ally Financial Term Notes will be rounded to the nearest cent.

Interest Determination Dates

Unless otherwise specified in the applicable pricing supplement, the “Interest Determination Date” pertaining to an Interest Reset Date for Prime Rate Ally Financial Term Notes will be the second Business Day preceding the Interest Reset Date; and the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Ally Financial Term Note will be the day of the week in which the Interest Reset Date falls on which direct obligations of the United States (“Treasury Bills”) of the applicable Index Maturity (as specified on the face of such Treasury Rate Ally Financial Term Note) are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

Unless otherwise specified in the applicable pricing supplement, the “Calculation Date,” where applicable, pertaining to an Interest Determination Date will be the earlier of:

•	the tenth calendar day after the Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day; or

•	the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

The applicable pricing supplement shall specify a calculation agent (the “Calculation Agent”), which may be Ally, with respect to any issue of Floating Rate Ally Financial Term Notes. Upon your request, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to your Floating Rate Ally Financial Term Note. If at any time the Trustee is not the Calculation Agent, we will notify the Trustee of each determination of the interest rate applicable to any Floating Rate Ally Financial Term Note.

Base Rates on Floating Rate Ally Financial Term Notes

The interest rate in effect with respect to a Floating Rate Ally Financial Term Note from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate that is determined in the manner described in the applicable pricing supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

Prime Rate Ally Financial Term Notes

Prime Rate Ally Financial Term Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Ally Financial Term Notes and any applicable pricing supplement.

“Prime Rate” means:

•	the rate on the applicable Interest Determination Date as published in H.15 under the heading “Bank Prime Loan”; or

•

if the rate referred to in the first clause is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan”; or

•

if the rate referred to in the second clause is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Refinitiv Screen US PRIME 1 Page as the particular bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Interest Determination Date; or

•

if fewer than four rates described in the third clause by 3:00 p.m., New York City time, on the related Calculation Date as shown on Refinitiv Screen US PRIME 1, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the Calculation Agent, in New York City selected by the Calculation Agent; or

•	if the banks selected by the Calculation Agent are not quoting as mentioned in the fourth clause, the rate in effect on the applicable Interest Determination Date.

“H.15” means the weekly statistical release designated as such, or any successor publication published by the FRB.

“H.15 Daily Update” means the daily update of H.15 available through the World Wide Web site of the FRB at http://www.federalreserve.gov/releases/h15 or any successor site or publication.

“Refinitiv Screen US PRIME 1 Page” means the display on the Refinitiv Monitor Money Rates Service or any successor service on the “US PRIME 1 Page” or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Ally Financial Term Notes

Treasury Rate Ally Financial Term Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Ally Financial Term Notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “Treasury Rate” means, with respect to any Interest Determination Date, the rate for the auction held on the Interest Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity designated in the applicable pricing supplement, under the heading “Investment Rate” on the display on Moneyline Telerate (or any successor service) on Page 56 (or any replacement page) (“Telerate Page 56”) or page 57 (or any replacement page) (“Telerate Page 57”). If the rate is not published by 3:00 p.m., New York City time on the Calculation Date pertaining to the Interest Determination Date, the rate will be the Bond Equivalent Yield (as defined below) of the rate for Treasury Bills as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the caption “U.S. Government Securities/Treasury Bills (Secondary Market)”. If the rate is not published in H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the Bond Equivalent Yield of the auction rate of the Treasury Bills as announced by the United States Department of the Treasury.

In the event that the results of the auction of Treasury Bills having the applicable Index Maturity designated in the applicable pricing supplement are not announced by 3:00 p.m., New York City time, on the Calculation Date or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement as published in H.15 under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If the rate is not yet published in H.15 by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the rate on the Treasury Rate Interest Determination Date of the Treasury Bills as published in H.15 Daily Update, or another recognized electronics source displaying the rate, under the caption “U.S. Government Securities/Treasury Bills (Secondary Market)”. If the rate is not yet published in H.15, H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement. If the dealers selected by the Calculation Agent are not quoting bid rates, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated using the following formula:

Bond Equivalent Yield	=	D × N × 100
360 – (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Discount Ally Financial Term Notes

If we issue Ally Financial Term Notes at an Issue Price that is less than the principal amount of the Ally Financial Term Notes, we may designate those Ally Financial Term Notes as “Discount Ally Financial Term Notes” in the applicable pricing supplement. Discount Ally Financial Term Notes may currently pay no interest (in the case of a Discount Ally Financial Term Note that is a Zero-Coupon Ally Financial Term Note) or interest at a rate which is below market rates at the time of issuance. Additional considerations relating to Discount Ally Financial Term Notes will be described in the applicable pricing supplement. See also “United States Taxation—United States Holders—Original Issue Discount” for certain United States federal income tax consequences of the ownership and disposition of certain Discount Ally Financial Term Notes.

In order to determine if holders of the requisite amount of outstanding Ally Financial Term Notes under the Indentures have made a demand or given a notice or waiver or taken any other action, where a specified percentage of principal amount outstanding is required, the outstanding principal amount of any Discount Ally Financial Term Note will be its Amortized Face Amount.

Redemption and Repayment

Unless otherwise provided in the applicable pricing supplement:

•

we will not have the option to redeem the Ally Financial Term Notes and the holders will not have the option to require repayment of the Ally Financial Term Notes prior to the Maturity Date, except that, unless otherwise specified in the applicable pricing supplement, we will have the option to redeem any series of Subordinated Ally Financial Term Notes in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined below) at a redemption price equal to 100% of the aggregate principal amount of the series of Subordinated Ally Financial Term Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date;

•

we may not redeem any Subordinated Ally Financial Term Notes without having received the prior approval of the appropriate federal banking agency (as defined below), if then required under capital rules applicable to us;

•	the Ally Financial Term Notes will not be subject to any sinking fund;

•

if less than all of the Ally Financial Term Notes with like tenor and terms are to be redeemed, the Ally Financial Term Notes to be redeemed shall be selected by the Trustee by a method that the Trustee deems fair and appropriate, provided that if the Ally Financial Term Notes are held in book-entry, such selection shall be made in accordance with the procedures of DTC;

•

in order for an Ally Financial Term Note which is prepayable at the option of the holder to be prepaid, we must receive between 30 and 45 days’ notice prior to the repayment date, and the Global Ally Financial Term Note with the form entitled “Option to Elect Repayment” duly completed; and

•

the amount of any Discount Ally Financial Term Note payable upon redemption by us, repayment at your option or acceleration of Maturity, in lieu of the stated principal amount due at the Maturity Date, unless otherwise specified in the applicable pricing supplement, will be the Amortized Face Amount of the Discount Ally Financial Term Note as of the date of the redemption, repayment or acceleration.

If applicable, the pricing supplement relating to each Ally Financial Term Note will indicate that the Ally Financial Term Note will be redeemable at our option or repayable at your option on a date or dates specified prior to its Maturity Date and, unless otherwise specified in the pricing supplement, at a price equal to 100% of the principal amount of the Ally Financial Term Note, together with accrued interest to the date of redemption or repayment, unless such Ally Financial Term Note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon such redemption or repayment.

A “Regulatory Capital Treatment Event” means the good faith determination by us that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the FRB and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the date of original issuance of the notes, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the date of original issuance of the notes, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the date of original issuance of the notes, there is more than an insubstantial risk that we will not be entitled to treat the notes then outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules of the FRB (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as the notes are outstanding, to at least the same extent as of the date of original issuance of the notes. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

For a series of Ally Financial Term Notes that are redeemable, such series may be redeemed upon not less than 30 nor more than 60 days’ notice to holders of such Notes. The Company shall give notice to the Trustee not less than 60 days prior to the date designated for redemption of such series of Ally Financial Term Notes to be redeemed. Upon receipt of such notice from the Company, the Trustee shall cause such notice of such redemption to be given to holders of the Notes in accordance with the customary procedures of the Depositary.

Exercise of your repayment option, if applicable, is irrevocable. You may not exercise the repayment option except in principal amounts of $1,000 and multiples of $1,000. With respect to the Ally Financial Term Note, the Depositary’s nominee is the holder of the Ally Financial Term Notes and therefore will be the only entity that can exercise a right to repayment. See “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.” In order to ensure that the Depositary’s nominee will timely exercise a right to repayment with respect to your beneficial interest in an Ally Financial Term Note, you, as the beneficial owner of the interest, must instruct the broker or other direct or indirect participant through which you hold a beneficial interest in the Ally Financial Term Note to notify the Depositary of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers, and accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in an Ally Financial Term Note in order to ascertain the cut-off time by which you must give an instruction in order for timely notice to be delivered to the Depositary. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to you, as a beneficial owner of the Ally Financial Term Notes will be governed by agreements among you and them, subject to any statutory or regulated requirements as may be in effect from time to time.

If applicable, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any repurchase.

We may repurchase Ally Financial Term Notes at any time (including those otherwise tendered for repayment by you or your duly authorized representative pursuant to the Survivor’s Option, see “Repayment upon Death”) at any price or prices in the open market or otherwise. Ally Financial Term Notes purchased by us may, at our discretion, be held or resold or surrendered to the Trustee for cancellation.

Repayment upon Death—The Survivor’s Option

The “Survivor’s Option” is a provision in certain Senior Ally Financial Term Notes pursuant to which we agree to repay a Senior Ally Financial Term Note in that series, if requested by the authorized representative of the beneficial owner of that Senior Ally Financial Term Note (the “Representative”) following the death of the beneficial owner of the Senior Ally Financial Term Note, so long as the Senior Ally Financial Term Note was owned by that beneficial owner at least six months prior to his or her death. The pricing supplement relating to each offering of Senior Ally Financial Term Notes will state whether the Survivor’s Option applies to those Senior Ally Financial Term Notes. No Subordinated Ally Financial Term Note will include a Survivor’s Option.

If a Senior Ally Financial Term Note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that Senior Ally Financial Term Note for repayment, we will repay that Senior Ally Financial Term Note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that Senior Ally Financial Term Note plus unpaid interest accrued to the date of repayment (or at a price equal to the Amortized Face Amount for Discount Senior Ally Financial Term Notes and Zero-Coupon Senior Ally Financial Term Notes on the date of such repayment).

To be valid, within one year of the date of death of the deceased beneficial owner, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the Senior Ally Financial Term Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a Senior Ally Financial Term Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that Senior Ally Financial Term Note, and the entire principal amount of the Senior Ally Financial Term Note so held will be subject to repayment, together with interest accrued thereon to the repayment date. However, the death of a person holding a beneficial ownership interest in a Senior Ally Financial Term Note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the Senior Ally Financial Term Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Senior Ally Financial Term Note, will be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements, such as revocable trusts, where one person has substantially all of the beneficial ownership interest in the Senior Ally Financial Term Note during his or her lifetime and the trust has the same social security number as the deceased. For purposes of clarification, trustees of trusts originally established as irrevocable trusts are not eligible to exercise the Survivor’s Option nor may the Survivor’s Option be exercised where Senior Ally Financial Term Notes have been transferred from the estate of the deceased owner by operation of a Transfer on Death. Other than as specifically described in this paragraph, no person other than a Representative of the deceased beneficial owner can exercise the Survivor’s Option.

We may, in our sole discretion, limit the aggregate principal amount of Senior Ally Financial Term Notes as to which exercises of the Survivor’s Option will be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to two percent (2%) of the outstanding aggregate principal amount of the Senior Ally Financial Term Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as we in our sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as we in our sole discretion may determine for any calendar year, the aggregate principal amount of Senior Ally Financial Term Notes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted by us from the authorized representative of any individual deceased beneficial owner of Senior Ally Financial Term Notes in the calendar year (the “Individual Put Limitation”). Moreover, we will not make principal repayments or purchases pursuant to the exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment or purchase of any Senior Ally Financial Term Note, the principal amount of such Senior Ally Financial Term Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Senior Ally Financial Term Notes). Any Senior Ally Financial Term Note (or portion thereof) tendered pursuant to exercise of the Survivor’s Option may be withdrawn by a written request by the representative of the deceased owner received at least 10 calendar days prior to the repayment date of the Senior Ally Financial Term Note.

Each Senior Ally Financial Term Note (or portion of a Senior Ally Financial Term Note) that is tendered pursuant to a valid exercise of the Survivor’s Option will be accepted promptly in the order in which such Senior Ally Financial Term Notes are tendered, except for any Senior Ally Financial Term Note (or portion of a Senior Ally Financial Term Note) the acceptance of which would contravene (i) the Annual Put Limitation or (ii) the Individual Put Limitation with respect to the relevant individual deceased beneficial owner of the Senior Ally Financial Term Notes. If, as of the end of any calendar year, the aggregate principal amount of Senior Ally Financial Term Notes (or portions of a Senior Ally Financial Term Note) that have been accepted pursuant to exercises of the Survivor’s Option during such year has not exceeded the Annual Put Limitation for the year, any exercise(s) of the Survivor’s Option with respect to Senior Ally Financial Term Notes (or portions of a Senior Ally Financial Term Note) not accepted during the calendar year because acceptance would have contravened the Individual Put Limitation with respect to an individual beneficial deceased owner of Senior Ally Financial Term Notes will be accepted in the order in which all such Senior Ally Financial Term Notes (or portions of a Senior Ally Financial Term Note) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for the calendar year. Any Senior Ally Financial Term Note (or portion of a Senior Ally Financial Term Note) accepted for repayment pursuant to exercise of the Survivor’s Option will be repaid on the repayment date, which shall be the first Interest Payment Date that occurs 20 or more calendar days after the date of acceptance or, if earlier, on the maturity date for such Senior Ally Financial Term Note. Each Senior Ally Financial Term Note (or any portion of a Senior Ally Financial Term Note) tendered for repayment that is not accepted in any calendar year due to the Annual Put Limitation, including Senior Ally Financial Term Notes that exceeded the Individual Put Limitation, will be deemed to be tendered in the following calendar year in the order in which all such Senior Ally Financial Term Notes (or portions of a Senior Ally Financial Term Note) were originally tendered, unless any Senior Ally Financial Term Note (or portion of a Senior Ally Financial Term Note) is withdrawn by the Representative for the deceased owner at least 10 calendar days prior to the repayment date for such Senior Ally Financial Term Note. In the event that a Senior Ally Financial Term Note (or any portion of a Senior Ally Financial Term Note) tendered for repayment pursuant to a valid exercise of the Survivor’s Option is not accepted, the Trustee will deliver a notice by first-class mail to the authorized Representative of the deceased beneficial owner that states the reason the Senior Ally Financial Term Note (or portion of a Senior Ally Financial Term Note) has not been accepted for payment.

Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to any Senior Ally Financial Term Note (or portion thereof), the Trustee must receive from the Representative of the deceased beneficial owner within one year of the date of death of the beneficial owner:

(1) an original written request for repayment signed by the Representative of the deceased beneficial owner, and the signature must be medallion guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States;

(2) tender of the Senior Ally Financial Term Note (or portion of the Senior Ally Financial Term Note) to be repaid;

(3) appropriate evidence satisfactory to the Trustee and the Company that (a) the Representative has authority to act on behalf of the deceased beneficial owner, (b) the death of the beneficial owner has occurred (i.e., an original death certificate), (c) the deceased was the beneficial owner of the Senior Ally Financial Term Note at the time of death and that the Senior Ally Financial Term Note was owned by the deceased beneficial owner at least six months prior to the death of such beneficial owner (i.e., a brokerage account statement) and (d) the Senior Ally Financial Term Note is owned at the time of exercise of the Survivor’s Option by the estate of the deceased beneficial owner or other person otherwise eligible to exercise such Survivor’s Option (i.e., a brokerage account statement);

(4) if applicable, a properly executed assignment or endorsement;

(5) if the beneficial interest in the Senior Ally Financial Term Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee and the Company from such nominee attesting to the deceased’s beneficial ownership of the Senior Ally Financial Term Note;

(6) tax waivers and any other instrument or documents that the Trustee and the Company reasonably requires in order to establish the validity of the beneficial ownership of the Senior Ally Financial Term Note and the claimant’s entitlement to payment; and

(7) any additional information the Trustee and the Company reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Senior Ally Financial Term Note.

Subject to our right to limit the aggregate principal amount of Senior Ally Financial Term Notes as to which exercises of the Survivor’s Option will be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee and the Company, in their sole discretion, which determination will be final and binding on all parties.

In the case of repayment pursuant to the exercise of the Survivor’s Option, for Senior Ally Financial Term Notes represented by a Global Senior Ally Financial Term Note (as defined below), the Depositary or its nominee will be the holder of the Senior Ally Financial Term Note and will be the only entity that can exercise the Survivor’s Option for the Senior Ally Financial Term Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to the Senior Ally Financial Term Note, the Representative must provide to the broker or other entity through which the beneficial interest in the Senior Ally Financial Term Note is held by the deceased owner within one year of the date of death of the beneficial owner of the Senior Ally Financial Term Note:

(1) the documents described in clauses (1), (3), (5), (6) and (7) of the third preceding paragraph; and

(2) instructions to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option.

Such broker or other entity will provide to the Trustee:

(1) the documents received from the Representative referred to in clause (1) of the preceding paragraph;

(2) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner;

(3) a detailed description of the Senior Ally Financial Term Note, including CUSIP, interest rate, if any, and Maturity Date; and

(4) the deceased’s social security number.

The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative. See “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

A Representative may obtain the forms used to exercise the Survivor’s Option from The Bank of New York Mellon, Survivor Options Processing – 2322 French Settlement, Building 100, Dallas, Texas 75212 or email Distribution-Dallas@bnymellon.com.

Eligibility for Stripping

Certain issues of Ally Financial Term Notes designated by us (the “Eligible Ally Financial Term Notes”) will be eligible to be separated (“stripped”) into their separate Interest Components and Principal Components (each as defined below) on the book-entry system of the Depositary. The components of an Eligible Ally Financial Term Note are:

•

each future interest payment due on or prior to the Maturity Date or, if the Eligible Ally Financial Term Note is subject to redemption or principal repayment prior to the Maturity Date, the first date on which the Eligible Ally Financial Term Note is subject to redemption or repayment (in either case, the “Cut-off Date”) (each, an “Interest Component”); and

•	the principal payment plus any interest payments due after the Cut-off Date (the “Principal Component”).

Each Interest Component and Principal Component (each a “Component”) will receive a CUSIP number.

An issue of Ally Financial Term Notes that the Depositary is capable of stripping on its book-entry records may be designated by us as eligible to be stripped into Components at the time of original issuance of such Ally Financial Term Notes. We are under no obligation, however, to designate any issue of Ally Financial Term Notes as eligible to be stripped into Components.

For an Eligible Ally Financial Term Note to be stripped into Components, the principal amount of the Eligible Ally Financial Term Note must be in an amount that, based on the stated interest rate of the Eligible Ally Financial Term Note, will produce an interest payment of $1,000 or an integral multiple thereof on each Interest Payment Date for the Ally Financial Term Note.

In some cases, certain Interest Components of two or more issues of Ally Financial Term Notes may be due on the same day. Such Interest Components may have the same or different CUSIP numbers. We expect that most Interest Components due on the same day (regardless of Ally Financial Term Note issue) will have the same CUSIP number. However, we may designate Interest Components from an issue of Ally Financial Term Notes to receive CUSIP numbers different than the CUSIP numbers of Interest Components due on the same day from one or more other issues of Ally Financial Term Notes. We also may designate at any time that any or all Interest Components of issues of Ally Financial Term Notes originally issued on or after a specified time will have CUSIP numbers different than Interest Components of issues of Ally Financial Term Notes originally issued prior to that time.

The Components may be maintained and transferred on the book-entry system of DTC in integral multiples of $1,000. Payments on Components will be made in U.S. dollars on the applicable payment dates (or the succeeding Business Day if payment on the related Ally Financial Term Note is made on such succeeding Business Day as defined in “Description of Ally Financial Term Notes—Glossary”) by credit of the payment amount to DTC or its nominee, as the case may be, as the registered owner of a Component. We expect that we will credit the accounts of the related participants for payment amounts in the same manner as for Ally Financial Term Notes represented by a Global Ally Financial Term Note as set forth in “Description of Ally Financial Term Notes—Book-Entry; Delivery and Form.”

If any modification, amendment or supplement of the terms of an issue of Ally Financial Term Notes requires any consent of holders of Ally Financial Term Notes, the consent with respect to Ally Financial Term Notes that have been stripped is to be provided by the required percentage of the holders of Principal Components. See “Provisions of the Senior Indenture—Modification of the Senior Indenture” and “Provisions of the Subordinated Indenture—Modification of the Subordinated Indenture.” Holders of Interest Components will have no right to give or withhold such consent.

Currently, at the request of a holder of a Principal Component and all applicable unmatured Interest Components and on the Component holder’s payment of a fee (presently the Depositary’s fee applicable to on-line book-entry securities transfers), the Depositary will restore (“reconstitute”) the Principal Components of a stripped Ally Financial Term Note and the applicable unmatured Interest Components (all in appropriate amounts) to the Ally Financial Term Note in fully constituted form. Generally, for purposes of reconstituting an Ally Financial Term Note, the Principal Component of an issue of Ally Financial Term Notes may be combined with either Interest Components of such issue or Interest Components, if any, from other issues of Ally Financial Term Notes that have the same CUSIP numbers as the unmatured Interest Components of such issue. Component holders wishing to reconstitute Components into an Ally Financial Term Note also must comply with all applicable requirements and procedures of the Depositary relating to the stripping and reconstitution of securities.

The preceding discussion is based on our understanding of the manner in which the Depositary currently strips and reconstitutes eligible securities on its Federal Book-Entry System. The Depositary may cease stripping or reconstituting Eligible Ally Financial Term Notes or may change the manner in which this is done or the requirements, procedures or charges therefor at any time without notice.

Provisions of the Senior Indenture

Limitation on Liens

The Ally Financial Term Notes are not secured by a mortgage, pledge or other lien. Pursuant to the Senior Indenture, so long as any Senior Ally Financial Term Notes remain outstanding, we have agreed not to pledge or otherwise subject our property or assets to any lien unless the Senior Ally Financial Term Notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally Financial Inc. of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally Financial Inc. reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as to the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally Financial Inc. with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally Financial Inc. from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally Financial Inc.;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger, Consolidation and Sale of Assets

The Senior Indenture provides that Ally Financial Inc. will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally Financial Inc.’s assets to any person (i.e., any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof) unless either Ally Financial Inc. is the continuing corporation or the successor corporation (if other than Ally Financial Inc.) shall be a corporation organized and existing under the laws of the United States of America or state thereof and such corporation shall expressly assume the interest and principal due under the Senior Ally Financial Term Notes and the performance and observance of all applicable conditions and covenants. In either case, the Senior Indenture provides that neither Ally Financial Inc. nor a successor corporation, may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Senior Indenture provides that in the case of any such merger or consolidation, or sale or conveyance, the successor corporation may continue to issue securities, including the Senior Ally Financial Term Notes, under the Senior Indenture.

Modification of the Senior Indenture

The Senior Indenture contains provisions permitting Ally Financial Inc. and the Senior Trustee to modify or amend the Senior Indenture or any supplemental indenture to the Senior Indenture or the rights of the holders of the Senior Ally Financial Term Notes issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Senior Ally Financial Term Notes which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

•

change the fixed maturity of any Senior Ally Financial Term Note, or reduce its principal amount or any premium, or reduce its rate or extend the time of payment of interest, without the consent of the holder of each affected Senior Ally Financial Term Note;

•	impair the right to institute enforcement of any such payment on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date thereof); or

•

reduce the aforesaid percentage of Senior Ally Financial Term Notes the consent of the holders of which is required for such modification, or the percentage required for the consent of the holders to waive defaults, without the consent of the holders of each Senior Ally Financial Term Note so affected.

The Senior Indenture contains provisions permitting Ally Financial Inc. and the Senior Trustee to enter into indentures supplemental to the Senior Indenture, without the consent of the holders of the Senior Ally Financial Term Notes at the time outstanding, including for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally Financial Inc., or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally Financial Inc.’s board of directors and the Senior Trustee shall consider to be for the protection of the holders of Senior Ally Financial Term Notes;

•

to provide for the issuance of Senior Ally Financial Term Notes, whether or not then outstanding, in bearer form, to add, modify or eliminate any restrictions on the payment of principal of Senior Ally Financial Term Notes in registered form, and to provide for exchangeability of such securities with securities issued thereunder and to make all appropriate changes for such purpose to permit or facilitate the issuance of such securities in uncertificated form;

•

to cure any ambiguity or to correct or supplement any provision contained in the Senior Indenture or in any supplemental indenture to the Senior Indenture which may be defective or inconsistent with any other provision contained in the Senior Indenture or in any supplemental indenture to the Senior Indenture;

•

to convey, transfer, assign, mortgage or pledge any property to or with the Senior Trustee; or to make such other provisions in regard to matters or questions arising under the Senior Indenture as shall not adversely affect the interests of the holders of any Senior Ally Financial Term Notes; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Events of Default

An Event of Default with respect to a particular series of Senior Ally Financial Term Notes is defined in the Senior Indenture as a:

•	default in payment of any principal of, or premium, if any, on any Senior Ally Financial Term Notes of such series;

•	default for 30 days in payment of any interest on any of the Senior Ally Financial Term Notes of such series;

•

default in the performance of any other covenant in the Senior Indenture or the Senior Ally Financial Term Notes of such series for 30 days after notice by the Senior Trustee or the holders of at least 25% in aggregate principal amount of the Senior Ally Financial Term Notes of such series then outstanding; or

•	certain events of bankruptcy, insolvency or reorganization.

In case any of the first, second or third Events of Default above shall have occurred and be continuing with respect to the Senior Ally Financial Term Notes, the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Ally Financial Term Notes of all series affected thereby then outstanding may declare the principal amount of the Senior Ally Financial Term Notes affected thereby due and payable. In case an Event of Default as set out in the fourth Event of Default above shall occur and be continuing, the Senior Trustee or the holders of not less than 25% in aggregate principal amount of all Senior Ally Financial Term Notes then outstanding, voting as a single class, may declare the principal (or Amortized Face Amount, in the case of any Discount Ally Financial Term Notes) of all outstanding Senior Ally Financial Term Notes to be due and payable. Any Event of Default with respect to the Senior Ally Financial Term Notes may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the series of Senior Ally Financial Term Notes, or of all outstanding Senior Ally Financial Term Notes, as the case may be, if sums sufficient to pay all amounts due other than amounts due upon acceleration are provided to the Senior Trustee and all defaults are remedied.

The application of the foregoing paragraph and any other rights under the Senior Indenture would, in the event of the bankruptcy or insolvency involving us, be subject to applicable bankruptcy law (including, for example, the automatic stay imposed under U.S. federal bankruptcy law) and to the broad equity powers of a federal bankruptcy court, including, among other things, a determination by a court of the nature and status of the payment of claims in respect of the Senior Ally Financial Term Notes.

Subject to the provisions of the Senior Indenture relating to the duties of the Senior Trustee, if a an Event of Default shall occur and be continuing, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request, order or direction of any of the holders of Senior Ally Financial Term Notes, unless such holders of Senior Ally Financial Term Notes shall have offered the Senior Trustee reasonable indemnity or security.

Subject to such provisions for the indemnification of the Senior Trustee and to certain other limitations, the holders of a majority in principal amount of the Senior Ally Financial Term Notes of any or all series affected (voting as one class) at the time outstanding have the right to direct the time, method and place of any proceeding for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee.

Ally Financial Inc.is required to file with the Senior Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Senior Indenture. The Senior Trustee may withhold notice of any default with respect to any series of Senior Ally Financial Term Notes (except a default in payment of principal of (premium, if any) or interest, if any, on the Senior Ally Financial Term Notes of such series) if the board of directors or executive committee or a trust committee of directors or trustees and/or responsible officers of the Senior Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Senior Ally Financial Term Notes of such series.

Satisfaction and Discharge; Defeasance

Ally Financial Inc. may be discharged from its obligations with respect to the Senior Ally Financial Term Notes of any series if (a) Ally Financial Inc. shall have delivered to the Senior Trustee for cancellation all Senior Ally Financial Term Notes of any series theretofore authenticated (other than any Senior Ally Financial Term Notes of such series appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in the Senior Indenture) or (b) all such Senior Ally Financial Term Notes of such series not theretofore delivered to the Senior Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Senior Trustee for the giving of notice of redemption, and Ally Financial Inc. shall deposit or cause to be deposited with the Senior Trustee as trust funds the entire amount (other than moneys repaid by the Senior Trustee or any paying agent to Ally Financial Inc.) sufficient to pay at maturity or upon redemption all Senior Ally Financial Term Notes of such series not theretofore delivered to the Senior Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and any other sums payable under the Senior Indenture.

All such moneys deposited with the Senior Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally Financial Inc. acting as its own paying agent), to the holders of the Senior Ally Financial Term Notes for the payment or redemption of which such moneys have been deposited with the Senior Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

The Senior Indenture contains a provision that permits us to elect, if provided in the applicable supplemental indenture or officers’ certificate establishing the terms of such series, either (a) to be discharged from all of our obligations with respect to all the outstanding Senior Ally Financial Term Notes of any such series or (b) to be released from our obligation to comply with any term, provision, condition or covenant in the applicable supplemental indenture or officers’ certificate establishing the terms of such series. To make either of the above elections, and except as otherwise specified by the applicable supplemental indenture or officers’ certificate establishing the terms of such series, we must have:

(1) either (A) with respect to all outstanding Senior Ally Financial Term Notes of such series, (i) deposited or caused to be deposited with the Senior Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness of all outstanding Senior Ally Financial Term Notes of such series for principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date as contemplated in the paragraph below, as the case may be; or (ii) deposited or caused to be deposited with the Senior Trustee as obligations in trust for the purpose such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds thereof), be sufficient to pay and discharge the entire indebtedness on all outstanding Senior Ally Financial Term Notes of such series for principal (and premium, if any), interest, if any, to the stated maturity or any redemption date as contemplated in the paragraph below, as the case may be; or (B) properly fulfilled such other terms and conditions to the satisfaction and discharge as is specified in the applicable supplemental indenture or officers’ certificate establishing the terms of such series, as applicable to the Senior Ally Financial Term Notes of such series, (2) paid or caused to be paid all other sums payable with respect to the outstanding Senior Ally Financial Term Notes of such series, and (3) delivered to the Senior Trustee an officer’s certificate and opinions of counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service (“IRS”) a ruling or (ii) since the date of execution of the Senior Ally Financial Term Notes, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Senior Ally Financial Term Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Any deposits with the Senior Trustee referred to in (1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Senior Trustee. If any outstanding Senior Ally Financial Term Notes of such series are to be redeemed prior to their stated maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement or otherwise, the applicable escrow trust agreement shall provide therefore and we shall make such arrangements as are satisfactory to the Senior Trustee for the giving of notice of redemption by the Senior Trustee in the name, and at our expense.

Provisions of the Subordinated Indenture

Merger, Consolidation and Sale of Assets

The Subordinated Indenture provides that Ally Financial Inc. will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally Financial Inc.’s assets to any person (i.e., individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof) or firm unless either Ally Financial Inc. is the continuing corporation or the successor corporation (if other than Ally Financial Inc.) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the interest and principal (and premium, if any) due under the Subordinated Ally Financial Term Notes and the performance and observance of all applicable conditions and covenants. In either case, the Subordinated Indenture provides that neither Ally Financial Inc. nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Subordinated Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities, including the Subordinated Ally Financial Term Notes, under the Subordinated Indenture

Modification of the Subordinated Indenture

The Subordinated Indenture contains provisions permitting Ally Financial Inc. and the Subordinated Trustee to modify or amend the Subordinated Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities, including Subordinated Ally Financial Term notes, issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Subordinated Debt Securities which are affected by such modification or amendment, voting as one class, provided that, no such modification shall:

•

extend the fixed maturity of any Subordinated Debt Securities, or reduce its principal amount, or any premium, or reduce its rate or extend the time of payment of interest, without the consent of the holder of each Subordinated Debt Security so affected;

•

reduce the aforesaid percentage of Subordinated Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Subordinated Debt Securities then outstanding; or

•

make any change to the “Miscellaneous Provisions” of the Subordinated Indenture that would adversely affect the holders of all Subordinated Debt Securities without the consent of each holder so affected.

The Subordinated Indenture contains provisions permitting Ally Financial Inc. and the Subordinated Trustee to enter into indentures supplemental to the Subordinated Indenture, without the consent of the holders of the Subordinated Debt Securities, including Subordinated Ally Financial Term Notes, at the time outstanding, including for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally Financial Inc., or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally Financial Inc.’s board of directors and the Subordinated Trustee shall consider to be for the protection of the holders of Subordinated Debt Securities;

•

to provide for the issuance of Subordinated Debt Securities, whether or not then outstanding, in coupon form (including Subordinated Debt Securities registrable as to principal only), and to provide for exchangeability of such securities with securities issued thereunder in fully registered form and to make all appropriate changes for such purpose;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Subordinated Trustee; or to make such other provisions in regard to matters or questions arising under the Subordinated Indenture as shall not be inconsistent with any provision of the Subordinated Indenture, provided that such other provisions shall not adversely affect the interests of the holders of any Subordinated Debt Securities of any series; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Events of Default

The only Events of Default under the Subordinated Indenture with respect to Subordinated Debt Securities, including Subordinated Ally Financial Term Notes, are certain events in bankruptcy, receivership or insolvency involving us.

In case an “Event of Default” with respect to the Subordinated Debt Securities occurs and continues, the Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of all the Subordinated Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Subordinated Debt Securities, including Subordinated Ally Financial Term Notes, to be due and payable. An Event of Default may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of all the outstanding Subordinated Debt Securities if sums sufficient to pay all amounts due (with interest, if any) other than amounts due upon acceleration are provided to the Subordinated Trustee and all defaults, other than the non-payment of the principal, are remedied.

The application of the foregoing paragraph and any other rights under the Subordinated Indenture would, in the event of the bankruptcy or insolvency involving us, be subject to applicable bankruptcy law (including, for example, the automatic stay imposed under U.S. federal bankruptcy law) and to the broad equity powers of a federal bankruptcy court, including, among other things, a determination by a court of the nature and status of the payment of claims in respect of the Subordinated Ally Financial Term Notes.

The following events will be “Defaults” under the Subordinated Indenture with respect to any series of Subordinated Debt Securities, including any series of Subordinated Ally Financial Term Notes:

•	default in payment of any principal or premium, if any, with respect to the Subordinated Debt Securities of such series;

•	default for 30 days in payment of any interest with respect to the Subordinated Debt Securities of such series; or

•

default in the performance of any other covenant in the Subordinated Indenture or Subordinated Debt Securities for 30 days after notice by the Subordinated Trustee or holders of at least 25% in aggregate principal amount of the Subordinated Ally Financial Term Notes at the time outstanding.

The maturity of the Subordinated Ally Financial Term Notes will be subject to acceleration only upon the occurrence of an Event of Default. There will be no right of acceleration upon the occurrence of any Default other than an Event of Default. If a Default with respect to the Subordinated Ally Financial Term Notes occurs and continues, the Subordinated Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Ally Financial Term Notes (including, without limitation, the right to timely payment of interest) or the performance of any covenant or agreement in the Subordinated Indenture, including by instituting a judicial proceeding for the collection of sums due and unpaid. The Subordinated Indenture provides that any judgment received in respect of any obligation in respect of Subordinated Debt Securities, including Subordinated Ally Financial Term Notes, will be subordinated to the same extent as any other right to payment under the Subordinated Debt Securities.

The holders of any series of Subordinated Ally Financial Term Notes shall vote as a separate class from the holders of the other Subordinated Debt Securities with respect to any Defaults or remedies relating thereto as a result of any covenants, obligations or provisions affecting only the Subordinated Ally Financial Term Notes of such series and no other series of Subordinated Debt Securities.

Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Trustee in case of a Default or Event of Default shall occur and be continuing, the Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Subordinated Trustee reasonable indemnity or security.

Subject to such provisions for the indemnification of the Subordinated Trustee and to certain other limitations, the holders of a majority in principal amount of the Subordinated Debt Securities of any or all series affected, voting as one class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee, or exercising any trust or power conferred on the Subordinated Trustee.

Ally Financial Inc. is required to file with the Subordinated Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Subordinated Indenture. The Subordinated Indenture provides that the Subordinated Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

Satisfaction and Discharge; Defeasance

Ally Financial Inc. may be discharged from its obligations with respect to the Subordinated Ally Financial Term Notes if (a) Ally Financial Inc. shall have delivered to the Subordinated Trustee for cancellation all Subordinated Ally Financial Term Notes theretofore authenticated (other than any Subordinated Ally Financial Term Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such Subordinated Ally Financial Term Notes not theretofore delivered to the Subordinated Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Subordinated Trustee for the giving of notice of redemption, and Ally Financial Inc. shall deposit or cause to be deposited with the Subordinated Trustee as trust funds the entire amount (other than moneys repaid by the Subordinated Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all Subordinated Ally Financial Term Notes not theretofore delivered to the Subordinated Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally Financial Inc. shall also pay or cause to be paid all other sums payable under the Subordinated Indenture by Ally Financial Inc. with respect to such Subordinated Ally Financial Term Notes.

All such moneys deposited with the Subordinated Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally Financial Inc. acting as its own paying agent), to the holders of the Subordinated Ally Financial Term Notes for the payment or redemption of which such moneys have been deposited with the Subordinated Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

The Subordinated Indenture contains a provision that permits us to elect, if provided in the applicable supplemental indenture or officers’ certificate establishing the terms of such series, either (a) to be discharged from all of our obligations with respect to all the outstanding Subordinated Ally Financial Term Notes of any such series on the 91st day after the applicable conditions set forth below have been satisfied or (b) to be released from our obligation to comply with any term, provision, condition or covenant in the applicable supplemental indenture or officers’ certificate establishing the terms of such series. To make either of the above elections, and except as otherwise specified by the applicable supplemental indenture or officers’ certificate establishing the terms of such series, we must have:

(1) deposited or caused to be deposited with the Subordinated Trustee as trust funds in trust specifically pledged as security (i) money in an amount, or (ii) certain noncallable direct obligations of the United States for the payment of which its full faith and credit is pledged or noncallable obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, in each case that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Subordinated Trustee, to pay and discharge each installment of principal of and (premium, if any) and interest on, the outstanding Subordinated Ally Financial Term of such series on the dates such installments of interest or principal and premium are due; (2) no Default or event (including such deposit) that, with notice or lapse of time, or both, would become a Default with respect to the Subordinated Ally Financial Term Notes of such series shall have occurred and be continuing on the date of such deposit; and (3) delivered to the Subordinated Trustee an officer’s certificate and opinions of counsel stating that (i) the Company has received from, or there has been published by, the IRS a ruling or (ii) since the date of execution of the Subordinated Ally Financial Term Notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Subordinated Ally Financial Term Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Any deposits with the Subordinated Trustee referred to in (1)(A) above shall be held in trust and applied by the Subordinated Trustee, in accordance with the provisions of such Subordinated Ally Financial Term Notes and the Subordinated Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Subordinated Trustee may determine, to the holders of such Ally Financial Term Notes, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Concerning the Trustee

The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A., in the case of the Senior Indenture) is the Trustee under the Indentures. The Bank of New York Mellon currently acts on other agreements with Ally in a variety of roles including as a bank, fiduciary and in an agency capacity and such relationships change from time to time.

As trustee of various trusts, The Bank of New York Mellon has purchased our securities and securities of certain of our affiliates.

Concerning the Paying Agents

We shall maintain one or more Paying Agents for the payment of principal of, and premium, if any, and interest, if any, on, the Ally Financial Term Notes. We have appointed The Bank of New York Mellon as our

Paying Agent for the Ally Financial Term Notes. We reserve the right, subject to the terms of the Ally Financial Term Notes of any series, to terminate such appointment at any time as to such series and to appoint any other Paying Agent in respect of such notes.

Governing Law and Consent to Jurisdiction

The Indentures are and the Ally Financial Term Notes will be governed by and will be construed in accordance with the laws of the State of New York.

Book-Entry; Delivery and Form

Global Ally Financial Term Notes

Upon issue, all Fixed Rate Ally Financial Term Notes having the same Issue Date, ranking, interest rate, if any, amortization schedule, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global Ally Financial Term Notes and all Floating Rate Ally Financial Term Notes having the same Issue Date, ranking, Initial Interest Rate, Base Rate, Interest Period, Interest Payment Dates, Index Maturity, Spread and/ or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global Ally Financial Term Note (each such registered global note, a “Global Ally Financial Term Note”); provided, that no single Global Ally Financial Term Note will exceed $500,000,000.

The Depositary

Each Global Ally Financial Term Note will be deposited with, or on behalf of, DTC or such other depositary as selected by Ally (DTC or such other depositary as is specified in the applicable pricing supplement is referred to as the “Depositary”) and registered in the name of Cede & Co., DTC’s nominee, or such other Depositary’s nominee as specified in the applicable pricing supplement. Beneficial interests in the Global Ally Financial Term Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC or such other Depositary. Except as set forth below, the Global Ally Financial Term Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Each such Global Ally Financial Term Note will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee.

The Depositary has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

•	securities brokers and dealers, including the Agents;

•	banks and trust companies;

•	clearing corporations; and

•	certain other organizations.

Access to the Depositary’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

Ownership of Global Ally Financial Term Notes

The Depositary advises that pursuant to procedures established by it:

•

upon issuance of the Ally Financial Term Notes represented by a Global Ally Financial Term Note, the Depositary will credit the account of participants designated by the Agents with the principal amounts of the Ally Financial Term Notes purchased by the Agents; and

•

ownership of beneficial interests in the Global Ally Financial Term Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Ally Financial Term Note).

The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Ally Financial Term Note is limited to such extent.

As long as the Depositary’s nominee is the registered owner of the Global Ally Financial Term Note, such nominee for all purposes will be considered the sole owner or holder of the Ally Financial Term Notes under the Indentures. Except as provided below, you will not:

•	be entitled to have any of the Ally Financial Term Notes registered in your name;

•	receive or be entitled to receive physical delivery of the Ally Financial Term Notes in definitive form; or

•	be considered the owners or holders of the Ally Financial Term Notes under the Indentures.

Neither we, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Ally Financial Term Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments

Except as otherwise set forth in a pricing supplement, principal, premium, if any, and interest payments on the Ally Financial Term Notes registered in the name of the Depositary’s nominee will be made by the Trustee to the Depositary’s nominee as the registered owner of the Global Ally Financial Term Note. Under the terms of the Indentures, we and the Trustee will treat the persons in whose names the Ally Financial Term Notes are registered as the owners of the Ally Financial Term Notes for the purpose of receiving payment of principal, premium, if any, and interest on the Ally Financial Term Notes and for all other purposes whatsoever. Therefore, we do not have, and neither the Trustee nor any Paying Agent has, any direct responsibility or liability for the payment of principal or interest on the Ally Financial Term Notes to owners of beneficial interests in the Global Ally Financial Term Note. The Depositary has advised us and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Ally Financial Term Note as shown on the records of the Depositary.

Payments by participants and indirect participants to owners of beneficial interests in the Global Ally Financial Term Note will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

Certificated Ally Financial Term Notes

Individual certificates in respect of Ally Financial Term Notes will not be issued in exchange for the Global Ally Financial Term Notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with a Global Ally Financial Term Note or, if the Depositary ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor clearing system within 90 days after receiving such notice from the Depositary or on becoming aware that Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of, transfer of, or in exchange for, book-entry interests in the Ally Financial Term Notes represented by the Global Ally Financial Term Note upon delivery of the Global Ally Financial Term Note for cancellation.

In addition, we may at any time determine not to have the Ally Financial Term Notes represented by the Global Ally Financial Term Note and, in such event, will issue Ally Financial Term Notes in definitive form in exchange for the Global Ally Financial Term Note. In either instance, an owner of a beneficial interest in a Global Ally Financial Term Note will be entitled to have Ally Financial Term Notes equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the Ally Financial Term Notes in definitive form. Ally Financial Term Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the Ally Financial Term Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Title

Title to book-entry interests in the Ally Financial Term Notes will pass by book-entry registration of the transfer within the records of the Depositary in accordance with its procedures. Book-entry interests in the Ally Financial Term Notes may be transferred within the Depositary in accordance with procedure established for this purpose by the Depositary.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the Ally Financial Term Notes we are offering (the “Notes”). It is the opinion of Sullivan & Cromwell LLP, United States federal tax counsel to Ally Financial Inc. It applies to you only if you acquire Notes in an initial offering and you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	an expatriate or former long-term resident of the United States;

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a regulated investment company or a real estate investment trust;

•	a Non-United States holder (as defined below) subject to special rules under the Code, including “controlled foreign corporations” and “passive foreign corporations”;

•	a person holding Notes as part of a hedge or that are hedged against interest rate risks;

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes;

•	a person that purchase or sells Notes as part of a wash sale for tax purposes;

•	a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Notes to its financial statements under Section 451(b) of the Code; or

•	a United States holder (defined below) whose functional currency is not the U.S. dollar.

This section deals only with Notes that are denominated in U.S. dollars, that are not eligible to be stripped into their separate Interest Components and Principal Components and that are not subject to the rules governing contingent payment obligations. The United States federal income tax consequences of owning Notes that are denominated in other currencies, that by their terms are eligible to be stripped into their separate Interest Components and Principal Components or that are subject to the rules governing contingent payment obligations will be discussed in the applicable prospectus supplement.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history (the “Code”), existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and tax treatment of the partnership. A partner in a partnership holding Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a “United States holder” if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount Note that is not qualified stated interest, each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

(a) General.

If you own a Note, other than a short-term Note with a term of one year or less, it would be treated as a discount Note issued at an original issue discount if the amount by which the Note’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount (as described below). Generally, a Note’s issue price will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A Note’s stated redemption price at maturity is the total of all payments provided by the Note that are not payments of qualified stated interest. Generally, an interest payment on a Note is qualified stated interest if it is one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the Note. There are special rules for variable rate Notes that are discussed under “—Variable Rate Notes”.

In general, your Note is not a discount Note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1⁄4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your Note would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your Note has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the Note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your Note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

•	divided by:

•	the stated principal amount of the Note.

Generally, if your discount Note matures more than one year from its date of issue, you would include original issue discount (“OID”) in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your Note. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount Note for each day during the taxable year or portion of the taxable year that you hold your discount Note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount Note and you may vary the length of each accrual period over the term of your discount Note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount Note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount Note’s adjusted issue price at the beginning of the accrual period by your Note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your Note allocable to the accrual period.

You must determine the discount Note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount Note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount Note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount Note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount Note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your Note, other than any payment of qualified stated interest, and

•	your Note’s adjusted issue price as of the beginning of the final accrual period.

(b) Acquisition Premium.

If you purchase your Note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your Note after the purchase date but is greater than the amount of your Note’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the Note immediately after purchase over the adjusted issue price of the Note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the Note after the purchase date over the Note’s adjusted issue price.

(c) Notes Subject to Contingencies Including Optional Redemption.

Your Note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your Note by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your Note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your Note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your Note and

•	in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your Note.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You would determine the yield on your Note for the purposes of those calculations by using any date on which your Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your Note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your Note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your Note by treating your Note as having been retired and reissued on the date of the change in circumstances for an amount equal to your Note’s adjusted issue price on that date.

(d) Election to Treat All Interest as Original Issue Discount.

You may elect to include in gross income all interest that accrues on your Note using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Notes Purchased at a Premium,” or acquisition premium.

If you make this election for your Note, then, when you apply the constant-yield method:

•	the issue price of your Note would equal your cost,

•	the issue date of your Note would be the date you acquired it, and

•	no payments on your Note would be treated as payments of qualified stated interest.

Generally, this election will apply only to the Note for which you make it; however, if the Note has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount Note, you would be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a Note or the deemed elections with respect to amortizable bond premium or market discount Notes without the consent of the IRS.

(e) Variable Rate Notes.

Your Note would be a variable rate Note if:

•	your Note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments; and

•	your Note provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your Note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your Note would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your Note is denominated; or

•	the rate is equal to such a rate either:

•	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

•	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your Note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate.

Your Note would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the Note or such restrictions are not reasonably expected to significantly affect the yield on the Note.

Your Note would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your Note would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your Note’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your Note’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your Note would also have a single qualified floating rate or an objective rate if interest on your Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate Note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your Note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your Note.

If your variable rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate only for an initial period, you generally would determine the interest and OID accruals on your Note by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate Note,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate Note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your Note.

If your variable rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate Note would be treated, for purposes of the first three steps of the determination, as if your Note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate Note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

(f) Short-Term Notes.

In general, if you are an individual or other cash basis United States holder of a short-term Note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term Note would be ordinary income to the extent of the accrued OID, which would be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term Notes, you would be required to defer deductions for interest on borrowings allocable to your short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term Note, including stated interest, in your short-term Note’s stated redemption price at maturity.

Market Discount

You would be treated as if you purchased your Note, other than a short-term Note, at a market discount, and your Note would be a market discount Note if:

•	you purchase your Note for less than its issue price as determined above under “Original Issue Discount — General” and

•

the difference between the Note’s stated redemption price at maturity or, in the case of a discount Note, the Note’s revised issue price, and the price you paid for your Note is equal to or greater than 1⁄4 of 1 percent of your Note’s stated redemption price at maturity multiplied by the number of complete years to the Note’s maturity. To determine the revised issue price of your Note for these purposes, you generally add any OID that has accrued on your Note to its issue price.

If your Note’s stated redemption price at maturity or, in the case of a discount Note, its revised issue price, exceeds the price you paid for the Note by less than 1⁄4 of 1 percent of the Note’s stated redemption price at maturity multiplied by the number of complete years to the Note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount Note as ordinary income to the extent of the accrued market discount on your Note. Alternatively, you may elect to include market discount in income currently over the life of your Note. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount Note and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your Note in an amount not exceeding the accrued market discount on your Note until the maturity or disposition of your Note.

If you own a market discount Note, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the Note with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Notes Purchased at a Premium

If you purchase your Note for an amount in excess of its principal amount (or, in the case of a discount Note, in excess of the sum of all amounts payable on the Note after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your Note by the amount of amortizable bond premium allocable to that accrual period, based on your Note’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your Note for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the Note in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your Note is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Sale, Exchange, Retirement or Other Disposition

Your tax basis in your Note will generally be the cost of your Note, adjusted by:

•	adding any OID or market discount previously included in income with respect to your Note, and then

•

subtracting any payments on your Note that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your Note or gave rise to a deduction on your Note.

You will generally recognize gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note.

You will recognize capital gain or loss when you sell or retire your Note, except to the extent described above under “— Original Issue Discount — Short-Term Notes” or “— Market Discount”. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder.

You are a Non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

Interest

This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Subject to the discussions of FATCA withholding and backup withholding below, interest (including OID) on a Note that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of the Company’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to the Company, actually or constructively and (iii) either, generally, (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a Note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States) and you satisfy the certification requirements described below.

If you are engaged in a trade or business in the United States and interest (including OID) on a Note is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to United States federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI or applicable successor form. If you are a Non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale and Retirement of the Notes

Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Note (other than any amount representing accrued but unpaid interest or OID on the Note, which will be treated as interest and will generally be subject to the rules discussed above under “Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States).

If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a Non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, the applicable withholding agent will be required to report to the IRS all payments of principal, any premium and interest on your Note, and the accrual of OID on a discount Note (unless you are an exempt recipient as defined under the Code). In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your Note before maturity within the United States (unless you are an exempt recipient as defined under the Code). Additionally, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-United States holder, the applicable withholding agent will be required to report payments of interest on your Notes on IRS Form 1042-S. Payments of principal, premium or interest, including OID, on the Notes would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-United States Holders—Interest” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of Notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

Under the terms of the Selling Agent Agreement dated August 13, 2024, the Ally Financial Term Notes will be offered on a delayed or continuous basis through InspereX LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC who have agreed to use their reasonable efforts to solicit purchases of the Ally Financial Term Notes. We may also appoint, additional Agents to solicit sales of the Ally Financial Term Notes and any solicitation and sale of the Ally Financial Term Notes by such additional Agents will be substantially on the same terms and conditions to which the Agents have agreed. We will pay the Agents a gross selling concession to be divided among themselves as we shall agree. The concession will be payable to the Purchasing Agent in the form of a discount ranging from 0.300% to 3.150% of the non-discounted price for each Ally Financial Term Note sold. We will have the sole right to accept offers to purchase Ally Financial Term Notes and may reject any proposed purchase of Ally Financial Term Notes in whole or in part. Each agent will have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We can withdraw, cancel or modify the offer without notice.

In addition, we may sell Ally Financial Term Notes directly on our own behalf.

Following the solicitation of orders, the Agents, severally and not jointly, may purchase Ally Financial Term Notes from us through the Purchasing Agent as principal for their own accounts. Unless otherwise set forth in the applicable pricing supplement, the Ally Financial Term Notes will be resold to one or more investors and other purchasers at a fixed public offering price. In addition, the Agents may offer the Ally Financial Term Notes they have purchased as principal to other registered dealers in good standing. The Agents may sell Ally Financial Term Notes to any such dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not, during the distribution of the Ally Financial Term Notes, be in excess of the discount to be received by such agent from the Purchase Agent. The Purchase Agent may sell Ally Financial Term Notes to any such dealer at a discount not in excess of the discount it received from us. After the initial public offering of Ally Financial Term Notes to be resold by an Agent to investors and other purchasers, we may change the public offering price (for Ally Financial Term Notes to be resold at a fixed public offering price), the concession and the discount.

Each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Ally Financial Term Notes may be offered for sale only in the United States where it is legal to make such offers. Only offers and sales of the Ally Financial Term Notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where the prospectus and the accompanying pricing supplement must be delivered, are made pursuant to the registration statement of which the prospectus, as supplemented by any pricing supplement, is a part.

Each Agent has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Ally Financial Term Notes or possesses or distributes this prospectus or the accompanying pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Ally Financial Term Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither we nor any other agent will have responsibility therefore.

The Ally Financial Term Notes will not have an established trading market when issued. We do not intend to apply for the listing of the Ally Financial Term Notes on any securities exchange in the United States, but have been advised by the Agents that the Agents may make a market in the Ally Financial Term Notes as permitted by applicable laws and regulations. The Agents may make a market in the Ally Financial Term Notes but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you as to the liquidity of any trading market for any Ally Financial Term Notes. All secondary trading in the Ally Financial Term notes will settle in immediately available funds.

In connection with an offering of the Ally Financial Term Notes, the rules of the Securities and Exchange Commission permit the Purchasing Agent to engage in certain transactions that stabilize the price of the Ally Financial Term Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Ally Financial Term Notes. If the Purchasing Agent creates a short position in the Ally Financial Term Notes in connection with an offering of the Ally Financial Term Notes (i.e., if it sells a larger principal amount of the Ally Financial Term Notes than is set forth on the cover page of the applicable pricing supplement), the Purchasing Agent may reduce that short position by purchasing Ally Financial Term Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Ally Financial Term Notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Ally Financial Term Notes offered hereby. Any such short positions could adversely affect future trading prices of the Ally Financial Term Notes offered hereby. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a pricing supplement. We incorporate by reference in this prospectus the documents listed below:

(a)

Annual Report on Form 10-K for the year ended December  31, 2023 (including information specifically incorporated by reference into the Annual Report, including information from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2024);

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024; and

(c)

Current Reports on Form  8-K filed on January 18, 2024 (excluding Item 7.01 and Exhibit 99.1 of Item  9.01), March 27, 2024 (excluding Item 7.01 and Exhibit 99.1 of Item  9.01), May 9, 2024 (excluding Item 7.01 and Exhibit 99.1 of Item  9.01), July 22, 2024 and July 26, 2024.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any pricing supplement, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Unless specifically listed or described under “Information Incorporated by Reference” above, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Information about us, including our SEC filings, is also available at our Internet site at http://www.ally.com. However, the information on our Internet site is not a part of this prospectus or any pricing supplement.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or calling us at the following email and telephone number:

Ally Financial Inc.

Attention: Investor Relations

Email: investor.relations@ally.com

Tel: (866)710-4623

LEGAL OPINIONS

The validity of the Ally Financial Term Notes offered pursuant to this prospectus will be passed upon for Ally Financial by Jeffrey Belisle, Esq., counsel of Ally Financial, and for the Agents by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP from time to time perform legal services for Ally Financial Inc. and its subsidiaries.

EXPERTS

The financial statements of Ally Financial Inc. incorporated by reference in this prospectus, and the effectiveness of Ally Financial Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

Securities and Exchange Commission registration fee	$	(a	)
Printing and distribution expenses		(b	)
Fees and expenses of Trustee		(b	)
Legal fees and expenses (including FINRA / blue sky fees)		(b	)
Accountants’ fees and expenses		(b	)
Rating Agencies’ fees		(b	)
Miscellaneous expenses		(b	)

Total	$	(b	)

(a)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).
(b)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section A of Article VIII of Ally’s Certificate of Incorporation provides that, to the extent permitted by the DGCL, no director of Ally shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

Section B of Article VIII of Ally’s Certificate of Incorporation provides that, to the fullest extent permitted by, and subject to the requirements of, the DGCL, and to the extent of its assets legally available for such purpose, Ally will indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Ally from and against any and all loss, cost, damage, fine, expense (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred) or liability actually and reasonably incurred by the person in connection with such proceeding.

The directors and officers of Ally are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by Ally. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify Ally’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Ally by or on behalf of such indemnifying party.

ITEM 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1*	Form of Selling Agent Agreement.

4.1	Form of Indenture, dated as of September 24, 1996, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-12023 dated September 19, 1996.

4.1.1	First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-48207 dated March 18, 1998.

4.1.2	Second Supplemental Indenture, dated as of June 30, 2006, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-136021 dated June 30, 2006.

4.1.3	Third Supplemental Indenture, dated as of August 24, 2012, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-183535 dated August 24, 2012.

4.1.4	Fourth Supplemental Indenture, dated as of August 24, 2012, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), Trustee, incorporated by reference to Registration Statement No. 333-183535 dated August 24, 2012.

4.2.1	Form of Senior Ally Financial Term Notes in global form (included in Exhibit 4.1).

4.2.2	Form of Series A Ally Financial Term Note in global form, incorporated by reference to Registration Statement No. 333-183535 dated August 24, 2012.

4.3	Subordinated Indenture dated as of November 20, 2015, between the Company and The Bank of New York Mellon, Trustee, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on November 20, 2015.

4.3.1*	First Supplemental Indenture, dated as of August 13, 2024, between the Company and The Bank of New York Mellon, Trustee.

4.4.1	Form of Subordinated Ally Financial Term Notes in global form (included in Exhibit 4.3).

4.4.2*	Form of Series B Ally Financial Term Note in global form (included in Exhibit 4.3.1)

5.1*	Opinion of Jeffrey Belisle, Esq., Counsel to Ally Financial Inc.

8.1*	Opinion of Tax Counsel.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

23.3*	Consent of Counsel (included in Exhibit 8.1).

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to the Indenture, dated as of September 24, 1996.

25.2*	Form T 1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to the Indenture, dated as of November 20, 2015.

99.1*	Form of pricing supplement (included in Exhibit 1.1).

107.1*	Calculation of Filing Fee Tables.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 13, 2024.

Ally Financial Inc.

By:	/s/ Michael G. Rhodes
	Name:	Michael G. Rhodes
	Title:	Chief Executive Officer

Each person whose signature appears below appoints David J. DeBrunner as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Rhodes Name: Michael G. Rhodes	Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2024

/s/ Russell E. Hutchinson	Chief Financial Officer	August 13, 2024
Name: Russell E. Hutchinson	(Principal Financial Officer)

/s/ David J. DeBrunner Name: David J. DeBrunner	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	August 13, 2024

/s/ Franklin W. Hobbs	Director	August 13, 2024
Name: Franklin W. Hobbs

/s/ Kenneth J. Bacon	Director	August 13, 2024
Name: Kenneth J. Bacon

/s/ William H. Cary	Director	August 13, 2024
Name: William H. Cary

/s/ Mayree C. Clark	Director	August 13, 2024
Name: Mayree C. Clark

/s/ Kim S. Fennebresque	Director	August 13, 2024
Name: Kim S. Fennebresque

/s/ Thomas P. Gibbons	Director	August 13, 2024
Name: Thomas P. Gibbons

Signature	Title	Date

/s/ Melissa Goldman	Director	August 13, 2024
Name: Melissa Goldman

/s/ Marjorie Magner	Director	August 13, 2024
Name: Marjorie Magner

/s/ David Reilly	Director	August 13, 2024
Name: David Reilly

/s/ Brian H. Sharples	Director	August 13, 2024
Name: Brian H. Sharples